[Free Translation from Hebrew]

INDENTURE

Entered into and signed in Tel Aviv on December 13, 2007
[As Amended and Restated on October 27, 2008]

Between:	Xfone, Inc.
Registered in the State of Nevada, U.S.A. (Co. no. C23688-2000)
whose address for the purposes of this Indenture will be c/o Xfone 018 Ltd.
1 Haodem St. P.O. Box 7616 Kiryat Matalon, Petach Tikva, Zip Code 49170 (c/o Adv. Alon Reisser) Tel: 03-9254452 Fax: 03-9238838 (hereinafter: the “Company”)

of the first part;

And between:	Ziv Haft Trusts Company Ltd.
Registered in the State of Nevada, U.S.A. (Co. no. C23688-2000)
whose address for the purposes of this Indenture will be c/o Xfone 018 Ltd.
Co. no. 513771337 of 46 Derech Menachem Begin, Tel Aviv Tel: 03-6386894 Fax: 03-6382511 (hereinafter: the “Trustee”)

of the second part;

Whereas:	the Company’s board of directors decided on December 12, 2007 to raise funds in consideration for an issue of Series A Bonds according to the terms and conditions of this Indenture (the “Issue”); and

Whereas:	in the framework of the said Issue, the Company shall issue a series of Series A Bonds, as specified in Section 2 of this Indenture; and

Whereas:
the Series A Bonds have been rated by Midroog Ltd. (“Midroog”) with a rating of A3 and the Company represents that as of the date of this Indenture, it meets the rating terms and conditions and that it will make its best efforts to fulfill the terms and conditions determined in the rating; and

Whereas:	the Trustee is a company registered in Israel, limited by shares, which was incorporated in Israel pursuant to the Companies Ordinance, whose main object is occupation in trusts; and

Whereas:
the Trustee has represented that there is no impediment pursuant to the Securities Law, 5728-1968 or any other law to its engagement with the Company pursuant to this Indenture and that it meets the eligibility requirements and conditions prescribed by the Securities Law, 5728-1968 for serving as a trustee for the Issue of the Series A Bonds contemplated in this Indenture; and

Whereas:
the Company has requested that the Trustee serve as the trustee for the holders of the Series A Bonds, and the Trustee has agreed thereto, all subject to and in accordance with the terms and conditions of this Indenture; and

Whereas:
the Company represents that there is no impediment, pursuant to any law and/or agreement, to performing a private placement of the Series A Bonds and/or to engaging with the Trustee pursuant to this Indenture;

Therefore, it has been Agreed, Represented and Stipulated between the Parties as Follows:

[Free Translation from Hebrew]
1. Preamble, Interpretation and Definitions

1.1
The preamble to this Indenture and the annexes attached hereto constitute a material and integral part hereof, whilst it is hereby clarified, with respect to the Third Addendum to the Indenture, that it is attached hereto on behalf of the Company only and that the Trustee does not opine on the veracity thereof.

1.2
The division of this Indenture into sections and the giving of headings to sections have been effected for purposes of convenience and orientation only and they are not to be used for the purpose of interpretation.

1.3
Anything stated in this Indenture in the plural shall also import the singular and vice versa, anything stated in the masculine gender shall also import the feminine gender and vice versa and anything stated as to a person shall also refer to a corporation, and all insofar as there is no other express and/or implied provision in this Indenture and/or the content or context does not prescribe otherwise.

1.4	In this Indenture and in the Series A Bonds, the following terms shall bear the meaning set forth alongside them, unless any other intention is implied from the content or the context:

This “Indenture” or the “Indenture”	This indenture, including the annexes attached hereto and which constitute an integral part hereof;

“Prospectus”
The Company’s prospectus which shall be published, if published, for the purpose of, inter alia, the listing of the Series A Bonds on TASE, the removal of restrictions on resale of the Series A Bonds pursuant to Section 15C of the Securities Law, 5728-1968;

“Bonds” or “Series A Bonds”	Registered Series A Bonds of the Company, whose terms and conditions are specified in this Indenture, which shall be issued from time to time at the Company’s sole discretion;

“Trustee”	Ziv Haft Trusts Company Ltd. and/or any entity that shall serve as trustee for the holders of the Series A Bonds from time to time according to this Indenture;

“Register”	The register of the holders of the Series A Bonds, according to the provisions of Section 7 of the First Addendum to this Indenture;

“Holder of the Series A Bonds” and/or “Bondholder”
A holder of a Series A Bond by a holding according to the meaning thereof in the Securities Law, although on any matter that requires the identification of a person as a holder of Series A Bonds, the definition shall include only a Registered Holder and a Non-Registered Holder;

[Free Translation from Hebrew]

“Non-Registered Holder”
The holder of an autonomous power of attorney from a transfer agent in respect of a certain number of Bonds or in respect of a certain par value amount of Bonds registered in its name in the Register (according to which the transfer agent’s proxy is not barred from exercising his discretion in the vote).

“Registered Holder”
A person whose name is registered in the Register at the time being, and in the event that several joint holders are registered in the Register, the joint holder registered first in the Register, with the exception of a transfer agent;

“Series A Bond Certificate”	A Series A Bond Certificate, in the form attached hereto as the First Addendum;

“Law” or “Securities Law”	The Securities Law, 5728-1968 and the regulations promulgated thereunder, as being from time to time;

“Principal”	The par value of the Series A Bonds;

“Trading Day”	A day on which transactions are performed on TASE;

“Business Day”	A day on which the majority of the banks in Israel are open for the performance of transactions;

“TASE”	The Tel Aviv Stock Exchange Ltd. ;

“Consumer Price Index” (“Index”)
The price index known as the “consumer price index”, including fruit and vegetables, and which is published by the Central Bureau of Statistics and Economic Research in Israel, including the said index even if published by another official body or institution and also including any other official index that shall replace it, regardless of whether or not it shall be based on the same data as the existing index. If it shall be replaced by another index to be published by such body or institution, and such body or institution shall not have determined the ratio between it and the replaced index, such ratio shall be determined by the Central Bureau of Statistics, and if such ratio shall not be determined as aforesaid, then the Trustee, in consultation with such economic experts as shall be chosen thereby, shall determine the same;

“Known Index”	The last known Consumer Price Index;

[Free Translation from Hebrew]

“Base Index”	The Consumer Price Index for the month of October, 2007, published on November 15, 2007;

“Payment Index”	The index known on the date of the making of any payment on account of the Principal or interest, although if the payment index is lower than the Base Index, the payment index will be the Base Index;

“Issue”	As defined in the preamble to this agreement;

“Date of the Issue”	December 13, 2007

2.	The Issue of the Series A Bonds and the Applicability of the Indenture

2.1
The Company will issue a series of up to NIS 100,382,100 par value registered Series A Bonds, bearing annual interest at the rate of 9%. The Principal of the Series A Bonds will be paid in eight (8) equal annual installments on the 1st of December of each of the years 2008 to 2015 (inclusive). The interest in respect of the Series A Bonds will be paid in biannual installments on June 1st and December 1st of each one of the years 2008 until 2015 (inclusive). The Series A Bonds are offered at a purchase price equal to 100% of the par value thereof. The Series A Bonds are linked (Principal and interest) to a rise in the Consumer Price Index as specified in Section 4 of the terms and conditions overleaf.

2.2
The Company undertakes to pay the holders of the Series A Bonds annual interest at the rate of 9% (the “Interest for the Pre-Listing Period”). The Interest for the Pre-Listing Period shall be calculated and paid as follows:

2.2.1.	The first interest payment, at the rate of 4.192%, for the period from the Date of the Issue until May 31, 2008 shall be made on June 1, 2008 (the “First Interest Period”).

2.2.2.	Commencing from the second interest payment, the biannual interest payments will be at the rate of 4.5%.

2.3
Notwithstanding the aforesaid in Section 2.2 above, in the event that the Company shall list the Series A Bonds on TASE as specified in Section 2.4 of this Indenture, commencing from the date of the listing of the Series A Bonds on TASE, and insofar as the Series A Bonds shall indeed be listed on TASE, the interest rate that the unpaid balance of the Series A Bonds shall bear will be 8% (a deduction in the annual rate of 1% (calculated according to 365 days in a year) (the “Reduced Interest”) for the period that shall commence on the date of the listing of the Series A Bonds on TASE and concluding on the date of payment of the Series A Bonds. Insofar as the Series A Bonds shall be listed on TASE as aforesaid, the Company shall notify TASE regarding the effective date for a change in the interest as aforesaid, the payment date and the exact interest rate to be paid in respect of the pre-listing interest period. The listing of the Series A Bonds shall be performed shortly after the publication of a prospectus for the listing of the Series A Bonds, although in any event not before five (5) Business Days from the date of publication of such prospectus.

Only a person who shall hold Series A Bonds at the end of the fourth Trading Day after the publication of the Prospectus (the “Effective Date for Payment of the Interest for the Pre-Listing Period”) will be entitled to payment of the Interest for the Pre-Listing Period, which will be paid twelve (12) days after the Effective Date for Payment of the Interest for the Pre-Listing Period.

It is hereby clarified that on the date of the first interest payment which shall occur after the listing of the Series A Bonds, the Bondholders will be entitled to payment of the Reduced Interest, calculated according to the interest period that shall remain commencing from the date of the listing of the Series A Bonds until the date of the first interest payment which shall occur after the listing as aforesaid.

[Free Translation from Hebrew]
2.4
Listing of the Series A Bonds on TASE – On the date of issuance of the Series A bonds, they will be listed neither on TASE nor on the trading system for institutional investors operated by TASE (TACT Institutional). Immediately after the Issue, the Company shall apply to TASE to register the Series A Bonds as a “non-registered security” (“NRS”) in the TASE clearinghouse, at the Company’s discretion and subject to the provisions of any law and the TASE articles of association. The Company will notify the Trustee of the registration as a NRS, if and insofar as there shall be such registration. Any and all costs of the registration shall be borne by the Company in full, all subject to receipt of appropriate approvals of TASE and/or the TASE clearinghouse and/or another authority. The Company will be entitled to perform modifications to the Indenture and/or the Bonds, as shall be required by the Securities Authority and/or TASE and/or the TASE clearinghouse and/or another authority for the purpose of performance of the registration as a NRS, in accordance with the language that shall be agreed upon in advance and in writing with the Trustee, without the need for receipt of additional approval from the bondholders, provided that the Trustee shall be convinced that the required modification as aforesaid shall not prejudice the rights of the holders of the Series A Bonds and shall approve the modification in advance and in writing.

It is hereby clarified that if the Company’s application for registration as a NRS shall be denied for any reason, this will not constitute a breach of the terms and conditions of this Indenture and the Company will act to issue Series A Bond Certificates in the name of the investors. In such a case, the Company shall pay directly to the holders of the Series A Bonds all of the interest payments in respect of the Series A Bonds by the date of the listing of the Series A Bonds on TASE as stated in this section below.

Immediately after the Issue, the Company shall make its best efforts and take all of the actions that are reasonably required, subject to the provisions of any law and to the TASE rules, for the listing of the Series A Bonds on TASE such that resale restrictions pursuant to Section 15C of the Securities Law shall not apply to the holders of the Series A Bonds, no later than a period of 12 months from the Date of the Issue, namely from December 13, 2007. In any event of listing of the Series A Bonds on TASE as aforesaid, the Company shall be entitled to modify the provisions of the Indenture and the provisions of the terms of the Bonds, if an insofar as shall be required in accordance with the instructions of TASE and its directives and/or the Securities Authority and/or the American securities authority and/or another authority, all as shall be agreed with the Trustee, without the need for receipt of any approval by the Company from the holders of the Series A Bonds, provided that the Trustee shall be convinced that the required modification does not materially prejudice the rights of the holders of the Series A Bonds. It is clarified that a modification of the terms of payment of the Principal and interest, a modification of the Principal and interest payment due date (with the exception of a technical modification to the dates of payment thereof), elimination of any of the grounds for acceleration that are listed in this Indenture or elimination of any of the reports that the Company has undertaken to deliver to the Trustee in this Indenture – these will all be deemed as modifications which materially prejudice the rights of the holders of the Series A Bonds, as stated in this section, and therefore may not be modified by the Trustee other than with the consent of the holders of the Series A Bonds in a Special Resolution. The Company shall deliver to the holders of the Series A Bonds written notice of any such modification, if and to the extent performed, as early as possible after performance thereof

[Free Translation from Hebrew]

It is hereby clarified that the holders of the Series A Bonds and the Trustee will entertain no claim against the Company or any person on behalf thereof if the Series A Bonds shall not be listed on TASE, apart from the right of the holders of the Series A Bonds to receive the Interest for the Pre-Listing Period, as defined in Section 2.2 of this Indenture, during the period in which the Series A Bonds are not listed on TASE, and except as specified in Section 2.7 below. In addition, it is hereby clarified that from the listing of the Series A Bonds forth, the Reduced Interest specified in Section 2.3 above will be the interest that shall be paid in respect of the Series A Bonds.

A precondition to the Company’s obligation to act to publish a prospectus according to which the Series A Bonds will be listed on TASE is that each holder of a series A bond will deliver to the Company information as shall be reasonably required for the listing of the Series A Bonds with respect to himself and with respect to the Series A Bonds held by him, all as shall be required pursuant to any law, including by a securities authority in the U.S.A.

The listing of the Series A Bonds is subject to the Company meeting TASE’s articles of association and the directives according thereto, as being from time to time.

2.5
Up until the date of listing on TASE, in any event in which due to an action initiated by the Company or for any other reason, the rating of the Series A Bonds shall have dropped from the rating given to the Series A Bonds on the date of the first allotment thereof, A3 of Midroog (or a rating parallel thereto by another rating company) to a rating of Baa1 of Midroog (or a rating parallel thereto of another rating company), the annual interest rate to be borne by the Series A Bonds shall be increased by one quarter percent (0.25%).

2.6
Immediately after the Date of the Issue, the Company shall act to register the Series A Bonds in the name of a transfer agent of Mizrahi Tefahot Nominees Company Ltd.. It is hereby clarified that so long as the Series A Bonds are not listed on TASE, no transfers of the Series A Bonds shall be performed other than with the Company’s approval and only after the transferee and the transferor shall deliver to the Company, in advance and in writing, the details as shall be required for the purpose of performance of the transfer of the Series A Bonds as well as an IRS W-8BEN form, all subject to Section 2.11 below. In the framework of the details that shall be required for a transfer of the Series A Bonds, the transferee shall be required to assume the terms and conditions of this Indenture, including the terms and conditions overleaf.

A transfer of the Series A Bonds without receipt of the Company’s approval as aforesaid will be null and void, shall confer upon the transferee no right vis-à-vis the Company and shall not bind the Company.

2.7	In the event that the Series A Bonds shall not be listed on TASE within 12 months from the Date of the Issue, the following provisions shall apply:
2.7.1.
Within one Business Day from the conclusion of the period of twelve (12) months from the Date of the Issue, the Company shall notify the holders of the Series A Bonds (by notice to the bondholders as stated in Section 21 of the Indenture), TASE and the Trustee of the fact that the listing of the Series A Bonds on TASE has not been completed. In the foregoing notice, the Company shall also give notice of the early redemption date which will be on the first Business Day after 30 days from the date on which such notice shall have been given (the “Early Redemption Date”).

[Free Translation from Hebrew]
2.7.2.
Each Holder of Series A Bonds will be entitled (although not obligated) to redeem the same, in whole or in part. A Holder of Series A Bonds who shall wish to redeem the same, in whole or in part, will submit written notice thereof on a form as shall be determined by the Company (the “Early Redemption Notice”), together with the bond certificate (if issued in his name) and confirmation of exemption from withholding tax, if any.

2.7.3.
Commencing from the date on which the Company shall deliver notice as aforesaid regarding the date for notice of early redemption, it will be possible to deliver Early Redemption Notice, subject to the provisions below.

An Early Redemption Notice of a Holder of Series A Bonds registered in his name in the Register of the Company’s bondholders shall be delivered to the Company no less than ten days prior to the early redemption date, to the registered office of Xfone 018 Ltd. or any other place of which the Company shall give notice.

An Early Redemption Notice of a person holding Series A Bonds through TASE members shall be delivered to the TASE member through which he holds the Series A Bonds sought to be redeemed no less than ten Trading Days prior to the early redemption date.

2.7.4.	Pursuant to the bylaws of the TASE clearinghouse, the following provisions shall apply to delivery of Early Redemption Notices:

2.7.4.1.
Up to six Trading Days prior to the early redemption date, the TASE member shall submit to the clearinghouse, separately for each sub-account, a written application in which the quantity in respect of which early redemption is sought shall be specified.

An early redemption application which relates to a quantity of Series A Bonds that exceeds the quantity registered to the credit of the TASE member in the sub-account to which the application relates will not be performed at all and will be returned to the sending TASE member, stating the reason therefor.

[Free Translation from Hebrew]
2.7.4.2.
No later than the second Trading Day after the date on which the TASE member shall have submitted an application to the clearinghouse as specified in Subsection 2.7.4.1 above, the clearinghouse shall deliver to the transfer agent notice specifying the total par value of the Series A Bonds in respect of which early redemption applications were submitted, together with the confirmations of exemption from withholding tax.

2.7.4.3.
No later than the second Trading Day after the date on which the clearinghouse shall have delivered notice to the transfer agent as specified in Subsection 2.7.4.2 above, the transfer agent shall deliver to the Company notice specifying the total par value of the Series A Bonds in respect of which early redemption applications were submitted, together with the confirmations of exemption from withholding tax.

2.7.5.
On the date of early redemption of each applicant, the Company shall redeem the Series A Bonds in respect of which early redemption notices shall have been submitted, such that the holder of the Bonds stated shall be entitled to receive from the Company the sum of NIS 1 in respect of each NIS 1 of Bonds that shall be redeemed by the Company on the said date, linked to the Index in accordance with the provisions of this Indenture. It is hereby clarified that in addition to the provisions of Section 2.7.6 below, the Company will not pay the holders of the Series A Bonds any payment and/or any interest.

2.7.6.
The interest that shall accrue in respect of the Series A Bonds from the date of the last interest payment that shall have preceded the early redemption date until the early redemption date shall be paid to the holders of the Series A Bonds who shall have chosen to perform early redemption according to this section.

2.7.7.	Early Redemption Notice submitted to the Company or the TASE members may not be cancelled or modified.

2.7.8.
It is hereby further clarified that a Holder of Series A Bonds who shall not deliver Early Redemption Notice to the Company, the Company shall not redeem Bonds held by him and he will continue to hold the same subject to the provisions of this Indenture.

2.8
The Company will be entitled to issue, at any time, without the need for the consent of the holders of the Series A Bonds and/or the Trustee, including a subsidiary of the Company, pursuant to the provisions of any law, additional bonds from the series of Series A Bonds, at such price and in such manner as the Company shall deem fit, including at a discount rate which is different (higher or lower) to the rate determined in the terms and conditions of the Bonds offered pursuant to this Indenture. Subject thereto, the Indenture for the Bonds will also apply in respect of any such additional bonds from the same series that shall be issued by the Company and, from the date of the issue thereof, they shall be treated as the Bonds from the same series that were initially listed. In the event of an increase in the series of Series A Bonds, the Trustee will be entitled to demand an increase to its fee, relative to the increase of the series, and the Company gives its prior consent in its engagement in this Indenture to the increase to the Trustee’s fee as aforesaid.

For details regarding the tax implications in the event of an issue of additional Series A Bonds at different discount rates, the Holder of the Series A Bonds is referred to the Third Addendum to this Indenture.

2.9	The Series A Bonds shall rank pari passu among themselves in connection with the Company’s undertakings according to the Series A Bonds, and without any priority or preference of one over another.

The aforesaid does not exempt the Trustee from reviewing the Issue as aforesaid, insofar as such duty is imposed on the Trustee pursuant to any law and/or constitute its prior consent to the Issue and does not derogate from the rights of the Trustee and of the meeting of the holders of the Series A Bonds according to this Indenture, including their right to accelerate the Series A Bonds as stated in Section 6 below.

[Free Translation from Hebrew]
2.10
The provisions of this Indenture shall apply to the Series A Bonds that shall be issued as aforesaid according to this Indenture and which shall be held, from time to time, both by buyers of the Series A Bonds and by the public, insofar as they shall be listed, unless stated otherwise.

2.11
The Issue is being performed in Israel only and is not being performed in the United States and/or to a U.S. Person as defined in Regulation S which was promulgated under the United States Securities Act of 1933 (“Securities Act”). Every buyer of the securities offered according to the Issue will declare in writing on the offer form that shall be delivered to the Company and a copy of which shall be delivered to the Trustee that he is not a U.S. Person, that he is not buying the securities offered according to the Issue for a U.S. Person and/or a person who is located in the United States, that he was not in the United States at the time that he submitted the application to buy the securities offered according to the Issue and that he is not buying the securities offered according to the Issue with the intention of performing a “Distribution” in the United States (according to the meaning of this term in the American securities laws).

No person is authorized to act to sell the securities offered according to the Issue in the United States.

The Series A Bonds offered according to this Indenture are not listed in the United States pursuant to the Securities Act and buyers of the Series A Bonds according to this Indenture are prohibited from offering and/or selling the same in the United States or to a “US Person” unless they shall be listed pursuant to the Securities Act or a legal opinion shall be given which shall be acceptable to the Company whereby there is an exemption from the listing requirements pursuant to the Securities Act. The Company does not undertake to list the Series A Bonds pursuant to the Securities Act.

2.12
Pursuant to the provisions of the Securities Law and Section 5 of the Securities Regulations (Details with regard to Sections 15A to 15C of the Law), 5760-2000, restrictions apply to resale of the Series A Bonds.

2.13	Deposit of Moneys with the Trustee and Release of the Issue Proceeds

The moneys that the Company shall receive from the holders of the Series A Bonds in respect of the Issue of the Series A Bonds, after deduction of NIS 20,000 in respect of the Issue expenses (the “Issue Proceeds”) shall be remitted through Excellence Nessuah Brokerage Services Ltd. (the “Depositary”) to a trust account in the Trustee’s name at Bank Leumi Le-Israel Ltd. (the “Bank”), branch 812 (Migdalei Aviv), account no.: 15998/55 (the “Trust Account”). Within three days after the remittance of the Issue Proceeds, the Depositary shall deliver to the Trustee, via e-mail, a written list of the full names of the investors / bondholders who shall have paid the said moneys, while alongside the name of each investor on the list shall be stated the amount paid by him, his I.D/passport/corporation no., full address, telephone and fax no., the name of at least one contact person thereof and the e-mail address of the contact person as well as full details with respect to the bank account of every such investor (the “List of Investors”).

Subject to the following provisions, the Issue Proceeds will be invested by the Trustee in interest-bearing renewable NIS deposits for a period of up to one week (and at the Company’s written request, 8 days in advance, in daily deposits) according to the conditions then accepted at the Bank, and the Trustee will instruct the Bank to remit the same, along with the yield thereon, to the Company or to other beneficiaries, at the Company’s written demand of the Trustee, within two Business Days after the Company shall have provided the Trustee with such written demand, accompanied by a written confirmation signed by the Company’s CEO and the Company’s U.S. legal counsel (whose details shall be delivered to the Trustee in advance and in writing, duly signed by the Company), stating that:

[Free Translation from Hebrew]
2.13.1.	The Company has completed the raising of capital in the sum total of U.S. $20 million.

2.13.2.
The conditions (which are unrelated to the manner of financing of the transaction) that are required for the closing of the transaction for the acquisition of the shares of NTS Communications Inc. in accordance with the provisions of the agreement for the acquisition of the shares of NTS Communications Inc. of August 22, 2007 (in this section, the “NTS Acquisition”), have been fulfilled.

It is hereby clarified that the Trustee will not check the veracity of the details and the information stated in the said confirmation and that the relevant condition for remittance of the Issue Proceeds and the yield thereon as aforesaid from the Trustee to the Company / other beneficiaries is the mere receipt of such confirmation by the Trustee.

Upon remittance of the Issue Proceeds and the yield thereon as aforesaid, the Company will be entitled to use the same at its sole discretion for the purpose and/or in connection with the closing of the NTS Acquisition.

The aforesaid notwithstanding, in the event that the Trustee shall not receive such written confirmation, signed by the Company’s CEO and the Company’s U.S. legal counsel by March 31, 2008, the Issue pursuant to this Indenture shall be cancelled and the Trustee shall reimburse the Issue Proceeds to each investor based on the List of Investors (even if such confirmation shall be received by the Trustee after March 31, 2008 and prior to the release of the Issue moneys there from to the Investors). In addition, the Company shall pay the investors the interest and linkage differentials in respect of the pre-listing period for the period from the Date of the Issue until the reimbursement of the Principal as aforesaid. The yield on the Issue Proceeds that shall accrue in the Trust Account shall be remitted to the Company.

2.14	Provisions regarding the Management of the Trust Account

2.14.1.
All of the aforesaid notwithstanding, any remittance of the moneys that shall be received in the Trust Account or part thereof and/or amounts that shall accrue in respect thereof in the account shall be after deduction of any expense, fee and/or other amount which shall be debited to the Trust Account, including any tax that shall be deducted by the Bank in which the Trust Account is maintained.

2.14.2.
The Company shall provide the Trustee with any confirmation that shall be required with respect to the inapplicability of a tax liability with respect to the holding of the moneys, in whole or in part, or the deposit thereof in the Trust Account, interest or profit that shall accrue in respect thereof and the remittance thereof from the Trust Account.

2.14.3.
The Company hereby confirms and undertakes that any and all moneys that shall be remitted to the Trust Account will be remitted as required by law and that the holding thereof by the Trustee and its actions in respect thereof which shall be performed pursuant to this Indenture are permitted and legitimate pursuant to any law, including U.S. laws.

[Free Translation from Hebrew]
2.14.4.
During the trust period, the Trustee may remit amounts from moneys that shall be invested in the Trust Account in a deposit or otherwise, to a checking account to cover any liability and fee, upon the creation thereof, which shall be debited to the Trust Account.

2.14.5.	At the Company’s request, the Trustee shall transfer to the Company detailed bank documents attesting to the transactions in the account.

3.	Terms and Conditions of the Issue; Self Purchase

3.1	The Company shall issue the Series A Bonds under the terms and conditions as specified in this Indenture and in the Series A Bonds and shall secure the same as specified in this Indenture.

3.2
The Company reserves the right to purchase, at any time, regardless of whether on TASE, insofar as the Series A Bonds shall be listed thereon, or elsewhere, Series A Bonds at such price as it shall deem fit, without prejudice to the obligation to pay the Series A Bonds that shall be held by others who are not the Company.

The Series A Bonds that shall be purchased by the Company shall be cancelled and delisted from TASE, insofar as they shall be listed thereon, and the Company will not be entitled to reissue the same.

A subsidiary of the Company or of controlling shareholders of the Company and/or a company controlled by the controlling shareholders of the Company and/or of another entity affiliated with the Company and/or with the controlling shareholders thereof, apart from the Company itself (an “Affiliated Corporation”) may purchase and/or sell Bonds, from time to time, either on TASE or elsewhere, including by way of an issue, by the Company, of bonds at such price as it shall deem fit, and to sell the same accordingly. In the event of such a purchase and/or sale, the Company shall release an immediate report thereon and shall deliver notice to the Trustee. The immediate report and the notice as aforesaid will include reference to the quantities and prices that were purchased and/or sold by the Affiliated Corporation, as the case may be. The Bonds that shall be held as aforesaid by an Affiliated Corporation shall be deemed as an asset of the Affiliated Corporation and will not be delisted from TASE, other than subject to TASE rules. However, so long as the Bonds shall be held by the Affiliated Corporation, they shall confer no voting rights on their holders at the general meeting of the bondholders nor be taken into account for the purpose of determination of the presence of a legal quorum.

At the time of holding of a meeting of the holders of the Series A Bonds, the Trustee will examine the existence of conflicting interests of the holders of the Series A Bonds, according to the circumstances of the matter. The Company and the Trustee will act to convene class meetings of the holders of the Series A Bonds pursuant to the provisions of any law, the binding precedent, the provisions of the Securities Law and the regulations and directives that shall be promulgated thereunder, as the Trustee shall instruct. In the event of the holding of class meetings, approval of a resolution requires its approval by each one of the class meetings that shall be convened and by the meeting of all of the holders of the Series A Bonds, and all by the majority required according to the provisions of this Indenture, including the annexes hereto. The Trustee may, at its sole discretion, determine that such a meeting not be convened.

[Free Translation from Hebrew]
4.	Undertakings of the Company and Securing the Series A Bonds

The Company hereby undertakes to pay any and all Principal and interest amounts (including arrears interest, insofar as applicable) which shall be payable according to the terms and conditions of the Series A Bonds and to fulfill all of the remaining conditions and undertakings imposed thereon according to the terms and conditions of the Series A Bonds and according to this Indenture.

The Company’s undertaking to pay the Series A Bonds (Principal, interest and linkage differentials) is not secured by any pledge or collateral.

For the avoidance of doubt it is clarified that the Trustee is under no duty to examine, and in practice the Trustee has not examined, the need for the provision of securities to secure the payments to the bondholders. In its engagement in this Indenture, and in the Trustee’s agreement to serve as trustee for the bondholders, the Trustee does not opine, either explicitly or implicitly, on the Company’s ability to meet its undertakings to the bondholders. The aforesaid does not constitute prior consent on the part of the Trustee to such actions nor does it derogate from the Trustee’s duties pursuant to law and/or the Indenture, including the Trustee’s duty (insofar as the Trustee is subject to such a duty pursuant to any law) to examine the effect of changes in the Company from the Date of the Issue forth, insofar as they serve to have an adverse effect on the Company’s ability to meet its undertakings to the holders of the Series A Bonds. The aforesaid does not derogate from the Trustee’s duties pursuant to law and/or the Indenture.

5.	Early Redemption

Insofar as the Series A Bonds shall be listed on TASE:

Should TASE decide to delist the Series A Bonds in circulation due to the fact that the value of the public holdings thereof has dropped below the minimal amount determined in the TASE directives regarding delisting, the Company shall not perform immediate redemption of the Series A Bonds, although the Series A Bonds will be delisted from TASE and the holders thereof will be subject to the tax implications deriving therefrom.

[Free Translation from Hebrew]
6.	Acceleration

6.1	Upon the occurrence of one or more of the instances listed below, the provisions of Section 6.2 below shall apply:

6.1.1.	If the Company shall not pay any amount that shall be due therefrom in connection with the Bonds within 14 days after its payment due date.

6.1.2.
If a temporary or permanent liquidator shall be appointed by a court or a valid resolution shall be adopted for dissolution of the Company or a stay of proceedings ordered (with the exception of dissolution for the purposes of a merger with another company and/or a restructuring of the Company) and such appointment or resolution shall not be cancelled within 60 Business Days from the date of the issue thereof.

6.1.3.	If an attachment shall be imposed on the Company’s material assets, in whole or in material part, and the attachment shall not be removed within 60 days.

6.1.4.	An act of realization of a pledge and/or execution shall be performed against a material asset of the Company, in whole or in material part, which act shall not be cancelled within 90 days.

6.1.5.	If a temporary or permanent receiver shall be appointed for the Company and/or its assets, in whole or in material part, which appointment shall not be cancelled within 60 days.

6.1.6.
If the Company shall discontinue engagement in and/or management of its business, as being from time to time and/or shall give notice of its intention to discontinue engagement in and/or management of its business, as being from time to time.

6.1.7.
If the Company shall discontinue the Series A Bond payments (Principal and/or interest) and/or shall give notice of its intention to discontinue the Series A Bond payments (Principal and/or interest) and/or there is a substantial concern that it shall discontinue the Series A Bond payments (Principal and/or interest).

6.1.8.	In the event that the Company shall be liquidated or erased for any reason.

6.1.9.
In the event that the Company shall breach or fail to fulfill a material undertaking or condition included in the Bonds or the Indenture and the Company shall not have fulfilled such undertaking or condition within 15 Business Days from the date on which the Trustee shall have given it written warning thereof.

6.1.10.	If holders of pledges on the Company’s property shall realize the pledges that they have on material assets of the Company.

6.1.11.
So long as the Series A Bonds shall not have been listed on TASE – if the rating of the Series A Bonds shall have dropped to the rating of Baa2 of Midroog (or a rating parallel thereto by another rating company) or a lower rating.

[Free Translation from Hebrew]
6.1.12.
So long as the Series A Bonds shall not have been listed on TASE – if the Company shall issue additional Series A Bonds and/or bonds from other series, in a manner that shall cause a drop in the rating of the Series A Bonds to a rating lower than A3 of Midroog (or a rating parallel thereto by another rating company).

6.1.13.
So long as the Series A Bonds shall not have been listed on TASE – if the Series A Bonds shall cease to be rated for a period of over 30 days. For the avoidance of doubt, it is clarified that in the event that the Series A Bonds shall be rated by several companies, for the purposes of this section, cessation of rating means cessation of rating by all of the rating companies.

6.1.14.
From the date of the remittance of the Issue Proceeds to the Company according to the provisions of Section 2.13 of this Indenture until the listing of the Series A Bonds on TASE, in the event that the Company shall not be the controlling shareholder of NTS (either directly or indirectly). For this purpose, “control” is as defined in the Securities Law.

6.1.15.
In the event that the Bank shall have accelerated credit in a material amount due to a breach of an undertaking of the Company thereto or in instances in which bonds from other series (insofar as such series shall be issued) of the Company shall be accelerated in the future.

6.1.16.	So long as the Series A Bonds shall not have been listed on TASE – in the event that Mr. Guy Nissenson shall cease to serve as president and CEO of the Company.

6.1.17.
Failure to publish financial statements within 45 days from the date determined therefor in the U.S. laws (and if the Company shall have received an extension from a competent authority – within 45 days from the end of the extension period).

6.1.18.	So long as the Series A Bonds shall not have been listed on TASE – if the Company shall cease to be a company whose securities are held by the public.

6.1.19.
So long as the Series A Bonds shall not have been listed on TASE – if the debt to EBITDA ratio shall exceed 4. For this purpose, “EBITDA” means the Company’s earnings before financing expenses, taxes, depreciation and amortization and other expenses / revenues, all according to the Company’s financial statements for such period, audited by the Company’s auditors and approved by the Company’s board of directors. The EBITDA shall be calculated on the basis of the Company’s two quarterly financial statements in which the financial results of NTS shall have been consolidated throughout the period of the statement.

6.1.20.
If the Company shall distribute a dividend to its shareholders such that the Company's equity to balance sheet ratio shall drop below 25% (for this purpose, the “Company’s balance sheet” is the sum total of the Company’s assets).

[Free Translation from Hebrew]

6.1.21.	Upon the occurrence of any other event which, in the opinion of the Trustee, materially prejudices the rights of the holders of the Series A Bonds.

For the purposes of this section “a material part of the Company’s assets” is a part of the Company’s assets, whose book value exceeds 40% of the Company’s total assets.

6.2	Upon the occurrence of any of the events specified in Sections 6.1.1 to 6.1.21 (inclusive) above:

6.2.1.
The Trustee will be obligated to summon a meeting of the holders of the Series A Bonds, except upon the occurrence of the events specified in Sections 6.1.11 and 6.1.16, in which case the Trustee will be entitled (although not obligated) to summon such a meeting and holders of the Series A Bonds that hold at least ten percent (10%) of the par value of the unpaid balance of the Principal of the Series A Bonds in circulation will be entitled (although not obligated) to summon a meeting of the bondholders. The date of convening of which will be 30 days after the date of the summoning thereof (or earlier in accordance with the provisions of Section 6.2.4 below). The agenda of such meeting shall include a resolution regarding the acceleration of the entire unpaid balance of the Series A Bonds due to the occurrence of any of the events specified in Sections 6.1.1 to 6.1.21 (inclusive) above.

6.2.2.
In the event that by the date of convening of the meeting, any of the events specified in Sections 6.1.1 to 6.1.21 (inclusive) above shall not have been cancelled, removed or ceased, and a resolution at the meeting of the bondholders as aforesaid shall have been adopted as a Special Resolution (as defined in the Second Addendum hereto), the Trustee will be obligated, within a reasonable time, to accelerate the entire unpaid balance of the Series A Bonds, provided that it shall have given the Company written warning of 7 Business Days before approaching the courts for enforcement of the acceleration.

6.2.3.
A copy of the notice summoning the meeting as aforesaid shall be sent to the Company by the Trustee immediately upon publication of the notice, and will constitute an advance written warning to the Company of its intention to act as aforesaid.

6.2.4.
The Trustee may, at its discretion, shorten the timeframe stated above in the event that the Trustee shall be of the opinion that any delay in acceleration of the Company’s debt shall risk the rights of the holders of the Series A Bonds. Prior notice on the matter as aforesaid shall be delivered to the Company simultaneously with an immediate acceleration of the Series A Bonds.

6.2.5.
The Trustee will be responsible for reporting to the holders of the Series A Bonds on the occurrence of any of the events specified in Sections 6.1.1 – 6.1.21 (inclusive), either by virtue of public announcements released by the Company or in accordance with the Company’s notice which shall be sent thereto according to the terms and conditions of the Indenture, shortly after the event shall have been brought to its attention and/or it is informed thereof.

[Free Translation from Hebrew]
7.	Claims and Proceedings by the Trustee

7.1
Without derogating from any other provision of the Indenture, the Trustee will be entitled, at the discretion thereof, to institute against the Company any such proceedings, including legal proceedings, as it shall deem fit and subject to the provisions of any law, for the purpose of enforcement of the Company’s undertakings pursuant to the Indenture and for the exercise of the rights of the holders of the Series A Bonds pursuant to the Indenture. The Trustee will notify the Company in writing of its intention to institute proceedings as aforesaid 14 days before the institution thereof, insofar as possible.

7.2
Subject to the provisions of Section 20 below (“Indemnification of the Trustee”), the Trustee will be obligated to act as stated in Section 7.1 above if it shall be required to do so by a Special Resolution adopted at the general meeting of the holders of the Series A Bonds by a majority of 75% of the participants in the vote. Subject to the Trustee’s right to move the appropriate court for instructions on the matter.

7.3
The Trustee is entitled, prior to instituting proceedings as aforesaid, to convene a meeting of the holders of the Series A Bonds in order that the bondholders shall decide, by a Special Resolution, which proceedings to institute for the exercise of their rights pursuant to the Indenture. In addition, the Trustee will be entitled to reconvene meetings as aforesaid for the purpose of receiving instructions on any matter relating to the management of the proceedings as aforesaid.

7.4
Subject to the provisions of this Indenture, the Trustee is entitled, although not obligated, to convene, at any time, a general meeting of the holders of the Series A Bonds in order to deliberate and/or receive its instructions on any matter relating to the Indenture.

7.5
The Trustee is entitled, although not obligated, at the sole discretion thereof, to delay the performance of any action thereby pursuant to the Indenture, for the purpose of approaching the meeting of the holders of the Series A Bonds and/or the Court until it shall receive instructions from the meeting of the holders of the Series A Bonds and/or instructions from the Court on how to act. The general meeting of the holders of the Series A Bonds and/or the Court, as the case may be, shall be approached without delay and on the first reasonably possible date, provided that the delay of the proceedings will not jeopardize the rights of the holders of the Series A Bonds.

7.6
For the avoidance of any doubt, it is hereby clarified that none of the provisions specified above serve to prejudice and/or derogate from the Trustee’s right, hereby conferred thereon, to move the courts, at the sole discretion thereof, also before the Series A Bonds shall be accelerated, to issue any order with regard to the trust affairs.

8.	Distribution of the Revenues

Any and all revenues that shall be received by the Trustee as a consequence of proceedings that it shall institute, if any, against the Company, shall be held thereby in escrow and shall be used thereby for the following purposes and according to the following priority:

First, for payment of the expenses, payments, levies and liabilities incurred by the Trustee, imposed thereon or caused incidentally to or as a consequence of actions for performance of the trust or otherwise in another connection with the terms and conditions of this Indenture, including its fee; second – in order to pay the holders of the Series A Bonds the interest arrears due to them according to the terms and conditions of the Series A Bonds, pari passu and relative to the amount of the interest in arrears that is due to each one of them, without preference or priority in respect of any of them; third – in order to pay the holders of the Series A Bonds the Principal amounts due to them according to the Series A Bonds that are held by them, pari passu, regardless of whether or not the Principal amounts shall have been due and payable and proportionately to the amounts due to them, without any preference in connection with the precedence of time of issue of the Series A Bonds by the Company or otherwise, and the Trustee will pay the surplus, if any, to the Company or its substitutes.

Payment of the amounts by the Trustee to the holders of the Series A Bonds is subject to the prior rights of other creditors of the Company, if any.

[Free Translation from Hebrew]

9.	Authority to Delay Distribution of Moneys

9.1
The provisions of Section 8 above notwithstanding, in the event that the monetary amounts that shall be received as a consequence of the institution of the foregoing proceedings that shall be distributable at any time, as stated in the said section, shall be less than the sum of one million (1,000,000) NIS, the Trustee will not be obligated to distribute the same and will be entitled to invest the said amount, in whole or in part, in the investments permitted pursuant to this Indenture, and to substitute these investments from time to time with other permitted investments, all as it shall deem fit.

9.2
When the foregoing investments, including the profits thereon, together with additional moneys that shall come into the Trustee's hands for the purpose of payment thereof to the holders of the Series A Bonds, if any, shall reach an amount that shall be sufficient to pay at least ten percent of the unpaid balance of the Principal of the Series A Bonds and the interest, the Trustee shall pay the same to the holders of the Series A Bonds as stated in Section 8 above.

9.3
The Trustee will be entitled to decide, and will be obligated to do so if demanded by the holders of the Series A Bonds by a Special Resolution, upon the distribution of the moneys in its hands, even if the amount thereof shall be less than 10% of the unpaid balance of the Principal of the Series A Bonds and the interest.

10.	Notice of Distribution and Deposit with the Trustee

10.1
The Trustee shall notify the holders of the Series A Bonds of the date and place at which any of the payments mentioned in Section 8 and 9 above shall be made by prior notice of 14 days which shall be delivered in the manner determined in Section 21 below.

After the date determined in the notice, the holders of the Series A Bonds will be entitled to interest in respect thereof according to the rate determined in the Series A Bonds only on the balance of the Principal amount (if any) after deduction of the amount that was paid or for payment as aforesaid.

10.2
Any amount that is due to a Holder of the Series A Bonds that is not actually paid for a reason that is not dependent upon the Company, while the Company was prepared to pay the same, will cease to bear interest and linkage differentials from the date scheduled for payment thereof, and the Holder of the Series A Bond will only be entitled to those amounts to which he was entitled on the date scheduled for payment of the said payment on account of the Principal, interest and linkage differentials.

10.3
The Company will deposit with the Trustee, within 15 days from the date scheduled for the said payment, the amount of the payment that shall not have been paid for a reason that is not dependent upon the Company, and such deposit shall be deemed as payment of said payment, and in the event of payment of everything due in respect of the Series A Bond, also as redemption of the Series A Bond.

[Free Translation from Hebrew]
10.4
The Trustee will invest any such amount in the framework of trust accounts in its name and to the order thereof to the credit of such bondholders, in investments permitted according to the Indenture and pursuant to the laws of the State of Israel, all as the Trustee shall deem fit and subject to the provisions of the Law. Should the Trustee do so, it shall not be liable to the entitled persons in respect of such amounts other than for the proceeds that shall be received from realization of investments, after deduction of the expenses associated therewith. The Trustee shall hold the said amounts and invest the same in the foregoing manner up until the end of one year from the final redemption date of the Series A Bonds. After this date, the Trustee will return the amounts that shall have accrued in its hands, including profits deriving from the investment thereof, to the Company which shall hold these amounts in escrow for the holders of the Series A Bonds.

10.5
The Trustee will remit moneys to every Holder of a Series A Bond for whom amounts and/or moneys due to the holders of the Series A Bonds shall have been deposited with the Trustee, out of such moneys that shall have been deposited as aforesaid, against presentation of such proof, as shall be required by the Trustee to the full satisfaction thereof, of the holder’s entitlement to the moneys.

11.	Receipt from the Holders of the Series A Bonds

11.1
A receipt from a Holder of the Series A Bonds in respect of the Principal and interest amounts that shall have been paid thereto by the Trustee in respect of the Series A Bond shall absolutely release the Trustee with respect to payment of the amounts stated therein.

11.2	The moneys distributed according to the provisions of Section 10 above shall be deemed as made on account of the payment.

12.	The Company’s Undertakings to the Trustee

The Company hereby undertakes, vis-à-vis the Trustee, so long as the Series A Bonds shall not have been paid, as follows:

12.1
To give and instruct its auditors to give the Trustee and/or persons on its behalf, any document or information regarding the business and/or assets of the Company that shall reasonably be required for the protection of the holders of the Series A Bonds.

12.2
To maintain orderly books of account in accordance with GAAP. To keep the books and documents serving as authorities therefor (including deeds of pledge, mortgage, accounts and receipts) and also to enable the Trustee and/or any person who the Trustee shall appoint in writing for this purpose, to inspect any book and/or document and/or approval as aforesaid at any reasonable time.

The Trustee hereby undertakes to keep any information that is given as aforesaid confidential, except for the purpose of transferring information to a meeting of the holders of the Series A Bonds for the adoption of a resolution relating to their rights pursuant to the Series A Bonds or for the provision of a report on the condition of the Company.

12.3
To notify the Trustee, immediately upon learning thereof, of any instance in which a material attachment shall have been imposed on its assets, and of any instance in which a receiver shall have been appointed for its assets, in whole or in part, and also to immediately take, at its expense, any and all reasonable measures required for the removal of such material attachment or cancellation of the receivership.

[Free Translation from Hebrew]
12.4	To invite the Trustee to its general meetings (either annual general meetings or special general meetings of the Company’s shareholders) without granting the Trustee a voting right at such meetings.

12.5	To immediately notify the Trustee, in writing, of the occurrence of any of the events specified in Section 6.1 above, insofar as the Company is aware of the occurrence of such event.

12.6
The Trustee hereby undertakes to keep any information that shall be given thereto as aforesaid confidential, except for the purpose of transferring information to a meeting of the holders of the Series A Bonds for the adoption of a resolution relating to their rights pursuant to the Series A Bonds or for the provision of a report on the condition of the Company.

12.7
To arrange that so long as the Series A Bonds shall not have been paid in full, they shall continue to be rated by a rating company, to which end the Company undertakes to pay all of the payments and to cooperate with the rating company as aforesaid.

12.8	To deliver to the Trustee any information that the Company shall deliver to the rating company.

12.9	To deliver to the Trustee, no later than 30 days after the date of this Indenture, a payment schedule for payment of the Bonds (Principal and interest) in an Excel file.

12.10
To deliver to the Trustee any additional information at the Trustee’s reasonable demand that is required for the purpose of fulfillment of the Trustee’s duties, for the protection of the rights of the holders of the Series A bonds.

12.11	To carry out any reasonable instruction of the Trustee that is intended to protect, according to the provisions of this Indenture, the rights of the holders of the Series A Bonds.

13.	Additional Undertakings

If and insofar as the Series A Bonds shall be accelerated, as defined in Section 6 above, the Company shall perform, from time to time and at any time that it shall be demanded to do so by the Trustee, any and all reasonable actions in order to enable the exercise of all of the authorities vested in the Trustee, and the Company shall perform the following actions in particular:

13.1
Make such declarations and/or sign any such documents and/or perform and/or arrange for the performance of any such actions as are necessary and/or required by law in order to give effect to the exercise of the authorities, powers and authorizations of the Trustee and/or its representatives.

13.2	Give any such notices, orders and instructions as the Trustee shall deem to be beneficial and shall demand.

13.3
For the purposes of this section, written notice signed by the Trustee confirming that an action that is demanded thereby, in the framework of its authorities, is a reasonable action, shall constitute prima facie evidence thereof.

[Free Translation from Hebrew]
14.	Representatives

The Company hereby irrevocably appoints the Trustee as its representative, to execute and perform, on its behalf and in its stead, all of the actions that it shall be obligated to perform according to the terms and conditions included in this Indenture, and generally to act on its behalf in relation to actions that the Company is obligated to perform according to this Indenture and shall not have performed or to perform part of the authorities vested therein, and to appoint any other person, as the Trustee shall deem fit, to perform the duties thereof pursuant to this Indenture, subject to the Company not having performed the actions that it is obligated to perform pursuant to the terms and conditions of this Indenture within a reasonable period of time, according to the determination of the Trustee, from the date of the Trustee’s demand, provided that it shall have acted reasonably.

An appointment pursuant to this section does not serve to obligate the Trustee to take any action and the Company and the holders of the Series A Bonds hereby exempt the Trustee in advance in the event that it shall not take, by virtue of the said power of attorney, any action and/or shall not timely and/or correctly perform the same. In addition, the Company and the holders of the Series A Bonds hereby waive in advance any claim against the Trustee and/or its agents in respect of any damage that is caused and/or may be caused thereto, either directly and/or indirectly, due to the actions and/or omissions of the Trustee as stated in this section, provided that its actions and/or omissions shall not have been performed maliciously and/or negligently and that it shall have acted in good faith.

15.	Other Agreements

Subject to the provisions of the Law and the restrictions imposed upon the Trustee by law, neither the fulfillment of the Trustee’s duties pursuant to this Indenture nor its mere status as a trustee shall serve to prevent it from engaging with the Company in different contracts or from performing transactions therewith in the ordinary course of its business.

16.	Reporting by the Trustee

The Trustee shall, every 12 months from the date of this Indenture and up until payment of the Bonds, draw up an annual report on the trust affairs (hereinafter: the “Annual Report”).

The Annual Report shall include a specification of the following matters:

16.1	A current specification of the trust affairs in the previous year.

16.2	A report on irregular events in connection with the trust which shall have occurred during the previous year.

The holders of the Series A Bonds will be entitled to inspect the Annual Report at the Trustee’s offices during accepted working hours and will be entitled to receive a copy of the report upon request.

The Trustee will deliver notice to the holders of the Series A Bonds of the date of submission of the report, as stated in Section 21 below or in an immediate report which shall be issued by the Company at the Trustee’s request. In the event that the Trustee shall learn of a material breach of this Indenture on the part of the Company, it shall notify the holders of the Series A Bonds of the breach and of the steps that it shall have taken to remedy the same or to fulfill the undertakings of the Company, as the case may be.

17.	The Trustee’s Fee and Coverage of Expenses

The Company shall pay the Trustee a fee for its services in accordance with this Indenture as specified below:

17.1	For the first trust year or part thereof, within one Business Day after publication of the results of the Issue, NIS 30,500.

[Free Translation from Hebrew]

17.2
For each of the years commencing from the second year (namely commencing from the end of 12 months from the Date of the Issue) in which there shall be Series A Bonds that shall still not have been paid, the sum of NIS 22,000, positively linked to the Consumer Price Index known on the Date of the Issue (hereinafter: the “Annual Fee”). The Annual Fee will be paid to the Trustee at the start of each trust year, after receipt of prior notice from the Trustee regarding the next payment. The Annual Fee shall be paid to the Trustee in respect of the period up until the end of the trust period pursuant to the terms and conditions of this Indenture, even if a receiver and/or managing receiver shall be appointed for the Company and/or if the trust pursuant to this Indenture shall be managed under the court’s supervision.

17.3
In the event that the Trustee’s office shall expire, as stated in Section 24 below, the Trustee will not be entitled to payment of its fee commencing from the date of expiration of its office. In the event that the Trustee’s office shall expire in the course of the trust year, the fee that shall have been paid in respect of the months in which the Trustee shall not have served as trustee for the Company shall be returned. The provisions of this Subsection 17.3 will not apply in respect of the first trust year.

17.4
In addition, the Trustee shall be entitled to reimbursement of the reasonable expenses that it shall incur in the framework of fulfillment of its duties and/or by virtue of the authorities granted thereto pursuant to this Indenture, including in respect of announcements in newspapers, provided that in respect of expenses for an expert opinion, as specified in Section 18 below, and insofar as possible also in respect of expenses for announcements in newspapers in an amount that exceeds NIS 5,000, the Trustee shall give prior notice of its intention to obtain an expert opinion.

17.5
In the event that the Trustee will be required to take part in discussions with the Securities Authority in connection with the listing of the Series A Bonds according to the Prospectus, the Trustee will be entitled to payment according to the working hours that shall be devoted to this matter thereby.

17.6	In addition, and without prejudice to the generality of the provisions of this Section 17, the Trustee will be entitled to an additional payment on the basis of working hours in respect of:

17.6.1.	Actions that derive from a breach of this Indenture by the Company;

17.6.2.	Actions in connection with immediate acceleration of the Series A Bonds;

17.6.3.
Special actions required or needed to be performed for the purpose of fulfillment of its duties pursuant to this Indenture in connection with a potential risk to the rights of the holders of the Series A Bonds, including any action according to Sections 6 and 7 above;

17.6.4.
Special work (such as, although not only, work that is required due to a restructuring of the Company) or work due to the need to perform additional actions for the purpose of fulfillment of its duties as a reasonable trustee, due to a future modification of the laws and/or regulations and/or other binding instructions that shall apply in connection with the Trustee's actions and its responsibility according to this Indenture.

17.6.5.
Actions in connection with the examination, enforcement, registration and cancellation etc. of the undertakings that the Company shall assume or that shall be assumed by any person on its behalf or therefor in the future, including collateral.

[Free Translation from Hebrew]

17.6.6.
The Trustee will update the Company, insofar as possible 14 days in advance and in writing, of any expense as aforesaid in an amount higher than NIS 5,000 as well as regarding the sum of the annual expenses if the aggregate sum thereof is higher than NIS 10,000.

17.7
It is hereby agreed between the parties that the Trustee will be entitled to a fee in the sum of U.S. $150 for every working hour in respect of any part of its salary that is paid on the basis of working hours.

17.8
In addition, the Trustee will be entitled to an additional fee in the sum of NIS 1,000 (with the Company’s approval) for any annual shareholders’ meeting or meeting of the holders of the Series A Bonds in which the Trustee shall take part.

17.9	V.A.T., if applicable, shall be added to the payments due to the Trustee pursuant to the provisions of this section and shall be paid by the Company.

18.	Special Powers

The Trustee shall be entitled to deposit any and all notes and documents attesting to, representing and/or establishing its right in connection with any asset then in its hands, in a safe and/or elsewhere according to its choice, with any banker and/or any banking company and/or with an attorney. If the Trustee does so, it shall not be liable for any loss or damage caused in connection with such deposit, provided that the Trustee shall have acted in good faith and unless the Trustee shall have acted negligently or maliciously.

The Trustee may, in the context of performance of the Trustee affairs pursuant to the Indenture, act according to its opinion and/or upon the advice of any attorney, an accountant, appraiser, assessor, surveyor, broker or other expert, whether such opinion and/or advice shall have been prepared at the Trustee’s request and/or by the Company, and the Trustee shall not be liable for any loss or damage caused as a result of any act and/or omission performed thereby based on such advice or opinion, provided that the Trustee shall have acted in good faith and unless the Trustee shall have acted negligently or maliciously.

Any such advice and/or opinion may be given, sent or received by letter, telegram, facsimile and/or any other electronic means for the transfer of information, and the Trustee shall not be liable for acts performed based on advice and/or an opinion or information transferred in one of the said manners, notwithstanding any errors having befallen the same and/or their having been inauthentic, provided that the error could not have been discovered by reasonable examination and further provided that the Trustee shall have acted in good faith and unless the Trustee shall have acted negligently or maliciously.

The Trustee shall not be obligated to inform any party of the execution of the Indenture, and it may not intervene in any form or manner in the management of the Company’s business or affairs, other than pursuant to the powers conferred upon the Trustee in the Indenture.

The Trustee shall exercise the powers, authorities and authorizations granted thereon by the Indenture with loyalty and at its sole discretion, and will not be liable for any damage caused by an error in such discretion, provided that the Trustee shall have acted in good faith and unless the Trustee shall have acted in negligence or malice.

19.	Authority of the Trustee to Employ Agents

The Trustee may appoint agent/s to act in its place, whether an attorney or otherwise, in order to take or to participate in the taking of special actions required in relation to the trust and, without derogating from the generality of the aforesaid, instituting legal proceedings. The Trustee may also pay on the Company’s account the reasonable fees of any such agent and the Company shall reimburse to the Trustee, immediately upon its first demand, any such expense. The Trustee hereby undertakes to do all it can in order to give to the Company a prior notice of the appointment of such agents and to obtain its prior approval for such appointment, to the extent possible.

[Free Translation from Hebrew]

The Trustee shall, to the extent possible, consult with the Company and try, to the extent possible, to take into consideration the Company’s position.

The Trustee may at any time delegate any and all of the trusts, powers, authorizations and authorities vested therein hereunder to other person or persons and any such delegation shall be made according to the terms and conditions (including the authority of an agent to appoint agent) that the Trustee shall deem fit, provided, however, that such delegation of powers may not release the Trustee from any liability to which it would have been subject if the delegation of powers had not occurred.

20.	Indemnification of the Trustee

The Trustee will be entitled to receive indemnification from the Series A Bondholders or from the Company, as the case may be, in respect of any damage and/or loss and in respect of reasonable expenses that it has incurred in connection with actions that it performed by virtue of its duty according to the terms and conditions of the Indenture or upon the demand of the Series A Bondholders, provided that:

[a]	It will not be entitled to demand the indemnification in advance in respect of a matter that cannot be postponed.

[b]
The Trustee shall be entitled to indemnification in respect of liability in torts to be charged to the Trustee, according to a final judgment or according to a closed settlement vis-à-vis a third party that is not a Bondholder, subject to that .

[c]	The Trustee shall have acted in good faith and such action was taken in the context of fulfillment of its duties.

Without prejudice to the compensation rights available to the Trustee pursuant to the law and/or the Company’s obligations according hereto, the Trustee, its attorney, manager, agent or other person appointed by the Trustee in accordance herewith will be entitled to receive indemnification out of the funds that shall be received by the Trustee from the proceedings that it initiated and/or in another manner according hereto, in relation to the Trustee’s fees and to undertakings that they assumed in relation to the reasonable expenses that they incurred incidentally to performance of the trust or in connection with such actions which, in the opinion thereof, were required for performance of the aforesaid and/or in connection with exercise of powers and authorizations available by virtue hereof as well as in association with all types of legal proceedings, opinions of attorneys and other experts, negotiations, disputes, expenses, claims and demands in relation to any matter and/or thing done and/or not done in any manner in relation to the aforesaid, and the Trustee will be entitled to withhold the moneys in its possession and to pay the sums necessary for the payment of the said indemnification therefrom.

Whenever the Trustee shall be obligated, according to the terms and conditions of the Indenture and/or pursuant to a statute and/or an instruction of a competent authority and/or any law and/or upon the demand of the Series A Bondholders and/or upon the demand of the Company, to take any action, including, but not only, initiation of proceedings or the filing of claims upon the demand of the Series A Bondholders, as stated in the Indenture, the Trustee will be entitled to abstain from taking any such action until it shall receive, to its satisfaction, a letter of indemnification and/or bank guarantee and/or payment in kind from the Series A Bondholders or any thereof – from the Company or from any other person that shall be acceptable to the Trustee, in respect of any liability for damage and/or expenses that may be caused to both or anyone of the Trustee and the Company due to the performance of the said action. The aforesaid is with the exception of under circumstances in which an urgent action is required, that abstention from performance of which before receipt of a letter of indemnification as aforesaid will cause damage and/or loss to the Series A Bondholders and/or the Company. The aforesaid notwithstanding, in the event that it shall be required to initiate or take such proceedings or actions, the Company will deposit with the Trustee an amount that shall be determined by the Trustee as the projected amount of the Trustee’s expenses in association with the same. In the event that the Company shall not deposit the said sum on the date on which it is requested to do so by the Trustee, and in the opinion of the Trustee, the Company’s ability to cover the expenses involved in the initiation of proceedings or taking of actions by the Trustee is doubtful, the Trustee will immediately convene a meeting of the Series A Bondholders in order to confirm their responsibility for covering the expenses involved in the proceedings or actions that the Trustee shall initiate or take. In the event that the Series A Bondholders shall refuse to bear such expenses or abstain from giving a specific approval thereto, the Trustee shall be under no duty to initiate such proceedings or take such actions.

[Free Translation from Hebrew]

If the Trustee shall be satisfied with an undertaking to indemnify, the Company or the Series A Bondholders, as the case may be, hereby undertake to indemnify the Trustee, immediately upon its first written demand, in respect of any damage and/or loss and/or expense (including fees of lawyers and professional experts), which shall be incurred by the Trustee due to any action taken or omission thereby according to the provisions of this Indenture and/or any other instruction that it shall receive from the Company and/or Series A Bondholders, as the case may be, and pursuant to the powers vested in the Trustee under the same, including to indemnify it in respect of any payment that it shall incur vis-à-vis any other person or pursuant to a final judgment or of any payment pursuant to a settlement agreed by the Company and/or Bondholders, as the case may be, or in respect of any payment pursuant to a judgment subject to appeal, including with leave, the due date of which precedes the finality of the proceedings, and all due to any action or demand directly or indirectly related to its trust.

21.	Notices

Any notice on behalf of the Company and/or the Trustee to the Series A Bondholders, shall be given in an announcement published in two (2) daily newspapers of wide circulation, issued in Israel in the Hebrew language or by dispatch of a notice by registered mail according to the last address of the Series A Bondholders as registered in the Series A Bondholders’ Register, and any notice that shall be so published or sent shall be deemed to have been delivered to the Series A Bondholders on the day of its publication as aforesaid or three (3) days after its deposit in the post office, as the case may be. Furthermore, should the Bonds be listed for trade, then, in addition to the publication of the notice in the newspapers as aforesaid, the Company shall announce an immediate report to the Securities Authority and the TASE in respect of each such notice.

Copies of notices and invitations which the Company shall give to the Series A Bondholders, shall also delivered by the Company to the Trustee.

Copies of notices and invitations which the Trustee shall give to the Series A Bondholders, shall also delivered by the Trustee to the Company.

22.	Waiver, Settlements and/or Modifications of the Indenture

22.1
Subject to the provisions of the Securities Law, the Trustee of the Series A Bonds shall be entitled, from time to time and at any time, or in any other case, if it was convinced that it shall not materially prejudice the rights of the Bondholders, to waive any breach or non-fulfillment of any of the terms and conditions of the Bonds or the Indenture by the Company.

22.2
Subject to the provisions of the Securities Law, and with prior approval that shall be granted at a general meeting of the Series A Bondholders, by a majority of 75% of those participating in the vote, which was attended by the holders of, personally or by proxy, at least fifty percent (50%) of the par value of the unpaid balance of the Bond Principal, or at an adjourned meeting, which was attended by the holders of, personally or by proxy, at least ten percent (10%) of the said balance, the Trustee may, without derogating from its power under the previous paragraph, either before or after the Bond Principal shall be due and payable, compromise with the Company in connection with any right or claim of the Bondholders or any one of them and agree with the Company on any settlement of their rights, including to waive any right or claim of the Trustee and/or the Bondholders or any of them vis-à-vis the Company.

[Free Translation from Hebrew]
22.3
Subject to the provisions of the Securities Law and any law, the Trustee and the Company may, either before or after the Bond Principal shall be due and payable, modify the Indenture and/or the terms and conditions of the Bonds, without obtaining the consent of the meeting of the Series A Bondholder, provided that the Trustee was convinced that the modification does not prejudice the rights of Series A the Bondholders. It is clarified that a modification of the terms of payment of Principal and interest, a modification of the date of payment of the Principal and interest (except for technical modification of the payment dates), omitting any of the causes for acceleration that are specified in this Indenture or omitting any of the reports that the Company undertook to deliver to the Trustee in this Indenture shall be deemed to be modifications that materially prejudice the rights of the Series A Bondholders, as provided in this section, and therefore may only be modified by the Trustee with the consent of the Series A Bondholders through a special resolution.

Subject to the aforesaid, the modification of the terms and conditions of the Series A Bonds and/or the Indenture shall be approved through a special resolution adopted at a general meeting of the Series A Bondholders, which was attended by Series A Bondholders of, personally or by proxy, at least fifty percent (50%) of the par value of the unpaid balance of the Bond Principal, or at an adjourned meeting, which was attended by the holders of, personally or by proxy, at least ten percent (10%) of the said balance

22.4	The Company shall deliver an immediate report on any modification of the Indenture and/or the terms and conditions of the Bonds under this section.

22.5
In any event of exercising the Trustee’s right under this Section 22, the Trustee may demand of the Series A Bondholders to deliver the Bond Certificates thereto or to the Company, for the addition of a comment thereon regarding any settlement, waiver, modification or amendment as aforesaid and at the Trustee’s demand the Company shall add such comment.

23.	Release

Once it is proven, to the Trustee’s satisfaction, that all of the Series A Bonds have been paid or redeemed or once the Company deposits with the Trustee, in escrow, amounts of money sufficient for redemption, and once it is proven to the Trustee’s satisfaction that all of the liabilities and expenses made or incurred by the Trustee in connection with This Indenture and pursuant to its instructions have been paid in full, then the Trustee shall be obligated, pursuant to the Company’s first demand, to act upon moneys deposited for Series A Bonds not sought to be redeemed, pursuant to the conditions fixed herein.

24.	Appointment of a New Trustee and Expiration of the Trustee’s Office

24.1	The provisions of the Securities Law shall apply to the Trustee’s term of office and the expiration thereof and to the appointment of a new trustee.

24.2
The Trustee will be entitled to resign from its position at any time it sees fit after giving a three (3) months prior written notice to Company, which shall specify the reasons for the resignation. As from the listing for trade of the Series A Bonds, the Trustee’s resignation shall be of no force or effect unless approved by the court and as from the day to be determined for this purpose with the court’s approval as aforesaid.

[Free Translation from Hebrew]

The Securities Authority may file with the court a petition to terminate the Trustee’s office, pursuant to Section 35N of the Securities Law.

The Trustee shall cease from holding its office if it shall transpire that it is prevented from further holding its office due to modification in the provisions of the Securities Law or the governing law with respect to the qualification to act as a trustee, including in the event that such prevention shall have been caused in relation to the listing for trade on TASE of the Bonds. For this purpose, “prevention” shall also include a demand by the Securities Authority to terminate the Trustee’s office. In such case, a new trustee to be proposed by the Company shall be appointed through a resolution of the meeting of the Series A Bondholders, which shall be adopted by the majority required in Section 24.3 below.

The Company shall file an immediate report on any such event in relation to the Trustee’s office.

24.3
The holders of 10% of the par value of the unpaid balance of the Bond Principal are entitled to convene a general meeting of Series A Bondholders, which is entitled to resolve, by the vote of the holders of at least fifty percent (50%) of the said balance or of the representatives thereof, to remove the Trustee from its office.

24.4
In the event of expiration of the Trustee’s term of office, the court is entitled to appoint another trustee for a period and under terms and conditions that it shall deem fit. The Trustee, whose term of office expired, shall continue to exercise its office until the appointment of another trustee.

24.5
Any new trustee will have the same powers, authorities and other authorizations as the Trustee, whose term of office expired, and the new trustee will be able to act, for all intents and purposes, as if it had been appointed as the Trustee from the outset.

25.	Series A Bondholders Meetings

Meetings of Series A Bondholders shall be conducted as set forth in the Second Schedule hereto.

26.	Reporting by the Company to the Trustee

The Company shall deliver to the Trustee, so long as not all of the Series A Bonds have been paid (including linkage differences thereon):

26.1	Audited financial statements of the Company for the financial year that ended on December 31 of the previous year and periodical statements, immediately after the publication thereof.

26.2	Any interim financial statement and any quarterly statement, immediately after the publication thereof.

26.3	Any immediate report shortly after the publication thereof.

26.4	Any report that it is required to file with the Securities Authority and/or TASE, immediately upon the filing thereof.

26.5
Certifications by the senior financial officer, a director and a manager in the Company, no later than April 30 of each year, relating to the 12 months period that ended on December 31 of the previous year, that, to the best of their knowledge, the Company is in no breach of terms and restrictions under this Indenture (including the terms and conditions of the Bonds), unless and to the extent so specified in the certifications.

[Free Translation from Hebrew]
26.6
At the Trustee’s written demand, a written certification, which shall be signed by the Company’s accountant, that all of the payments to the Series A Bondholders were timely made, and the balance of the par value of the Series A Bonds in circulation.

26.7
For the purpose of this Section 26, any immediate or periodical report or statement that was published by the Company shall be deemed to have been delivered to the Trustee in accordance with the terms and conditions of this Indenture and the Company shall be exempt from delivering a hard copy thereof to the Trustee.

27.	Governing Law

The Series A Bonds are subject to the provisions of the Israeli law. With respect to any matter not mentioned herein and in any case of contradiction between the provisions of the law and the provisions of the Indenture, the parties shall act according to the provisions of the law.

The offering and purchase of the offered Series A Bonds and all matters resulting from and/or in connection to the private placement and the offering thereunder and purchase of the Series A Bonds, shall be governed by the laws of the State of Israel only and no other laws shall apply and the exclusive and sole jurisdiction in any matter resulting therefrom and/or in connection thereto is granted solely to the competent courts in Tel Aviv, Israel and to them only.

28.	Addresses

The addresses of the parties shall be as specified in the preamble to this Indenture or any other address of which an appropriate written notice shall be given to the other party. The Company may not provide an address for receipt of notice outside of the borders of Israel. The address of the Company hereunder or any other address in Israel of which the Company shall give notice from time to time shall be also used as the address for service of legal process on the Company.

29.	Authorization for Magna

Pursuant to the provisions of the Securities (Electronics Signature and Reporting) Regulations, 5763-2003, the Trustee hereby authorizes the competent person for this purpose on behalf of the Company to electronically report to the Securities Authority on This Indenture.

In witness whereof the parties have hereunto set their hands:

__________________ Xfone, Inc.	___________________________ Ziv Haft Trusts Company Ltd.

I, the undersigned, Alon Reisser, Adv., confirm that this Indenture was signed by Xfone, Inc. via Mr. Guy Nissanson and that his signature is binding upon Xfone, Inc.

_______________________________
Alon Reisser, Adv.

[Free Translation from Hebrew]
Xfone, Inc.
First Addendum
Series A Bonds
A Series A Bond, payable in eight (8) equal installments in 2008 to 2015 (inclusive) and bearing annual interest and linkage differences as specified below is hereby issued.

Registered Series A Bonds

Number 1 – Mizrahi Tefahot Nominee Company Ltd.

Annual Interest Rate: 9%

Par Value NIS 100,382,100

The Series A Bonds are linked (Principal and interest) to the Consumer Price Index of October 2007.

1.
This certificate attests that Xfone, Inc. (hereinafter: the “Company”) shall pay to the Mizrahi Tefahot Nominee Company Ltd. or to any person that shall be the registered owner of this Bond (hereinafter: the “Series A Bondholder”) in eight (8) equal annual installments on December 1 of each one of the years 2008 to 2015 (inclusive) the full Principal of the par value of the Series A Bonds in circulation, and all subject to the terms specified in the terms and conditions overleaf.

2.
The payments on account of the interest for the Bonds shall be made to the Bondholders whose names shall be registered in the Company’s Bondholders Register as holders at the end of the day of May 19 and of November 18 of each year prior to the due date of such payment for the Series A Bonds (the “Record Date”). Notwithstanding the aforesaid, the last payment of the interest and the last payment of the Principal shall be made against the delivery of the Bond Certificates to the Company at its registered office or in any other place notified by the Company, no later than five (5) Business Days prior to the due date of the last payment.

3.
Series A Bonds are issued according to the indenture (hereinafter: the “Indenture”) of December 13, 2007, which was signed between the Company and Ziv Haft Trusts Company Ltd. (hereinafter: the “Trustee”).

4.	All of the Series A Bonds shall rank equally, pari passu, in connection with the Company’s undertakings pursuant to the Series A Bonds, with no right of preference or priority of the one over another.

5.	This Series A Bond is issued subject to the terms and conditions specified overleaf and to the conditions specified in the Indenture.

[Free Translation from Hebrew]

TRANSFER OF THIS SECURITY DIRECTLY OR INDIRECTLY, WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS IS PROHIBITED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") (RULE 901 THROUGH RULE 905, AND PRELIMINARY NOTES), PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

Signed with the Company’s seal that was affixed on December 13, 2007

Xfone Inc.

[Free Translation from Hebrew]
The Terms and Conditions Overleaf
1.	General
1.1	In this Series A Bond, the following terms shall have the meaning set forth next thereto, unless the context implies otherwise:
The “Company” and/or the “Issuer”:	Xfone, Inc.
The “Indenture”:	The indenture signed between the Company and the Trustee on December 13 2007, including the annexes that are attached thereto and constitute an integral part thereof;
The “Prospectus”:
The Company’s prospectus which shall be published, if published, for the purpose of, inter alia, the listing of the Series A Bonds on TASE, the removal of restrictions on resale of the Series A Bonds pursuant to Section 15C of the Securities Law, 5728-1968;

“Bonds” or “Series A Bonds”:	Registered Series A Bonds of the Company, whose terms and conditions are specified in this Indenture, which shall be issued from time to time at the Company’s sole discretion;
The “Trustee”:	Ziv Haft Trusts Company Ltd. and/or any entity that shall serve as trustee for the holders of the Series A Bonds from time to time according to this Indenture;
“Register”:	The register of the holders of the Series A Bonds, according to the provisions of Section 7 of the First Addendum to this Indenture;
“Holder of the Series A Bonds” and/or “Bondholder”:
A holder of Series A Bonds by a holding according to the meaning thereof in the Securities Law, although on any matter that requires the identification of a person as a holder of Series A Bonds, the definition shall include only a Registered Holder and a Non-Registered Holder;

“Non-Registered Holder”:
The holder of an autonomous power of attorney from a transfer agent in respect of a certain number of Bonds or in respect of a certain par value amount of Bonds registered in its name in the Register (whereby the transfer agent’s proxy is not barred from exercising his discretion in the vote).

[Free Translation from Hebrew]
“Registered Holder”:
A person whose name is registered in the Register at the time being, and in the event that several joint holders are registered in the Register, the joint holder registered first in the Register, with the exception of a transfer agent;

“Series A Bond Certificate”:	A Series A Bond Certificate, in the form attached hereto as the First Addendum;
The “Law”:	The Securities Law, 5728-1968 and the regulations thereunder, as applicable from time to time;
“Principal”:	The par value of the Series A Bonds;
“Trading Day”	A day on which transactions are performed on TASE;
“Business Day”:	A day on which the most banks in Israel are open for the performance of transactions;
“TASE”:	The Tel Aviv Stock Exchange Ltd.
“Consumer Price Index” (“Index”):
The price index known as the “consumer price index”, including fruit and vegetables, and which is published by the Central Bureau of Statistics and Economic Research in Israel, including the said index even if published by another official body or institution, and also including any other official index that shall replace it, regardless of whether or not it shall be based on the same data as the existing index. If it shall be replaced by another index to be published by such body or institution, and such body or institution shall not have determined the ratio between it and the replaced index, such ratio shall be determined by the Central Bureau of Statistics, and if such ratio shall not be determined as aforesaid, then the Trustee, in consultation with such economic experts as shall be chosen thereby, shall determine the same;

The “Known Index”:	The last Consumer Price Index known;

[Free Translation from Hebrew]
The “Basic Index”:	The Consumer Price Index for the month of October, 2007, published on November 15, 2007;
The “Payment Index”:	The index known on the date of the making of any payment on account of the Principal or interest, although if the payment index is lower than the Base Index, the payment index will be the Base Index;
“Issue”:	As defined in the preamble to this agreement;
“Date of the Issue”:	December 13, 2007
1.2
This Bond is one of a series of registered Series A Bonds in a total par value of up to NIS 100,382,100. All of the Bonds of this series shall rank equally, pari passu, in connection with the Company’s undertakings pursuant to the Series A Bonds, with no right of preference or priority of the one over another.

1.3	The Company shall take action in order that the Bonds shall be listed for trade on TASE, subject to the provisions of any law.
2.	Series A Bond Principal Payment Date

Subject to the other terms and conditions of the Bonds, the Series A Bond Principal shall be paid in eight (8) equal annual installments, on December 1 of each one of the years 2008 to 2015 (inclusive). The Series A Bond Principal is linked to the Consumer Price Index as specified below in Section 4.

3.	The Interest
3.1
The Company undertakes to pay to the Series A Bondholders annual interest of 9% (the “Interest for the Pre-Listing Period”). The Interest in respect of the Series A Bonds shall be paid in biannual installments on June 1st and December 1st of each one of the years 2008 until 1015 (inclusive). The Interest for the Pre-Listing Period shall be calculated and paid as follows:

3.1.1	The first interest payment, at the rate of 4.192%, for the period starting on the Date of the Issue until May 31, 2008, shall be made on June 1, 2008 (the “First Interest Period”).
3.1.2	Commencing from the second interest payment, the biannual interest payments will be at the rate of 4.5%.

Notwithstanding the aforesaid in Sections 3.1.1[1] and 3.1.2 above, in the event that the Company lists the Series A Bonds for trade on TASE, as specified in Section 2.4 of the Indenture, then, as from the date of listing of the Series A Bonds’ for trade on TASE and insofar as the Series A Bonds are actually listed for trade on TASE, the interest rate that the unpaid balance of the Series A Bonds shall bear will be 8% (a deduction in the annual rate of 1% (based on a 365-day a year calculation) (the “Reduced Interest”), for the period commencing on the date of listing of the Series A Bonds for trade on TASE and ending on the due date of the Series A Bonds. Insofar as the Series A Bonds shall be listed for trade on TASE as aforesaid, the Company shall give a notice to TASE concerning the effective date for such change in interest, the payment date and the exact interest rate to be paid for interest period until listing for trade. The listing for trade of the Series A Bonds shall be done shortly after the publication of the Prospectus, but in any case no earlier than five (5) Business Days after the publication date of the Prospectus as aforesaid.

__________________________________
1 The original document stated "2.1.1" due to typographical error.

[Free Translation from Hebrew]

Only persons holding Series A Bonds at the end of the fourth Trading Day after the publication of the Prospectus (the “Effective Date for Payment of the Interest for the Pre-Listing Period”) shall be entitled to the payment of the Interest for the Pre-Listing Period, which shall be paid twelve (12) days after the Effective Date for Payment of the Interest for the Pre-Listing Period.

It is hereby clarified that on the date of the first interest payment which shall occur after the listing of the Series A Bonds, the Bondholders will be entitled to payment of the Reduced Interest, calculated according to the interest period that shall remain commencing from the date of the listing of the Series A Bonds until the date of the first interest payment which shall occur after the listing as aforesaid.

Up until the date of listing on TASE, in any event in which due to an action initiated by the Company or for any other reason, the rating of the Series A Bonds shall have dropped from the rating given to the Series A Bonds on the date of the first allotment thereof, A3 of Midroog (or a rating parallel thereto by another rating company) to a rating of Baa1 of Midroog (or a rating parallel thereto of another rating company), the annual interest rate to be borne by the Series A Bonds shall be increased by one quarter percent (0.25%).

The last payment of the interest for the Series A Bonds shall be made on December 1, 2015, together with the payment of the Series A Bond Principal and against the delivery of the Series A Bond Certificates to the Company (the “Final Payment Date”).

Payment of income tax shall be deducted from any interest payment as required by law.

3.2	If the Series A Bonds are not listed for trade on TASE within 12 months from the Date of the Issue, the following provisions shall apply:

3.2.1
Within one Business Day from the end of the twelve (12) months period commencing on the Date of the Issue, the Company shall notify to the Series A Bondholders (with a notice to the Bondholders as set forth in Section 21 of the Indenture), TASE and the Trustee that the listing of the Series A Bonds for trade on TASE was not completed. In this notice, the Company shall also notify the early redemption date, which shall be the first Business Day after 30 days from the date of such notice (the “Early Redemption Date”).

3.2.2
Any person holding Series A Bonds may (but shall not be required to) redeem the same, in whole or in part. Any Series A Bondholder, who shall desire to redeem the Bonds, in whole or in part, shall submit a written notice thereof on such form as shall be determined by the Company (the “Early Redemption Notice”) in addition to the Bond Certificate (if such was issued on the Bondholder’s name) as well as a certification on exemption from withholding tax at source, if applicable.

[Free Translation from Hebrew]
3.2.3	As from the date on which the Company shall give such notice of the date of the notice of early redemption, an Early Redemption Notice may be given, subject to the provisions specified below.

Any Early Redemption Notice of a holder of Series A Bonds, which are registered on such holder’s name in the Company’s Bondholder Register, shall be given to the Company no less than ten days prior to the early redemption date, at the registered office of Xfone 018 Ltd. or in any other place notified by the Company.

The Early Redemption Notice of a person holding Series A Bondholder via the TASE Members shall be given to the TASE Member via whom such person holds the Series A Bonds sought to be redeemed no less than ten Trading Days prior to the early redemption date.

3.2.4	In accordance with the By-law of the TASE Clearing House, the following provisions shall apply to the giving of Early Redemption Notices:
3.2.4.1
Until six days prior to the date of the early redemption, the TASE Member shall submit a written request to the Clearing House, separately for each subaccount, specifying the quantity in respect of which early redemption is requested.

If a request for early redemption related to a quantity of Series A Bonds in excess of the quantity registered to the TASE Member’s credit in the subaccount to which the request refers, then it shall not be carried out and it shall be returned to the submitting member with a statement of the reason therefor.

3.2.4.2
No later than the second Trading Day after the day on which the TASE Member submitted to the Clearing House a request as specified in Subsection 3.2.4.1 above, the Clearing House shall give notice to the nominee company specifying the total par value of the Series A Bonds for which requests for early redemption have been submitted, together with the certifications for exemptions from withholding tax at source.

3.2.4.3
No later than the second Trading Day after the Clearing House gave notice to the nominee company as specified in Subsection 3.2.4.2 above, the nominee company shall give notice to the Company, specifying the total par value of the Series A Bonds for which requests for early redemption have been submitted, together with the certifications for exemptions from withholding tax at source.

3.2.5
On the early redemption date of each requesting person, the Company shall redeem the Series A Bonds for which Early Redemption Notices were given, such that the holder of such Bonds shall be entitled to receive from the Company the sum of NIS 1 for each 1 NIS of Bonds to be redeemed by the Company on such date, linked to the index in accordance with the provisions of the Indenture. It is hereby clarified that, beyond the provisions of Section 3.2.6 below, the Company shall pay to the Series A Bondholders no payment and/or interest.

3.2.6
The interest that shall be accumulated for the Bonds as from the date of the last interest payment before the early redemption date until the early redemption date shall be paid to the Series A Bondholders who elected to execute an early redemption pursuant to this section.

[Free Translation from Hebrew]
3.2.7	Any Early Redemption Notice that was given to the Company or to the TASE Members may not be canceled or modified.
3.2.8
It is hereby further clarified that the Company shall not redeem Bonds held by any Series A Bondholder who shall not give an Early Redemption Notice to the Company and such Bondholder will continue to hold the same subject to the provisions hereof.

4.	Linkage Terms of the Principal and Interest

The Bond Principal and the interest thereon shall be linked to the Consumer Price Index based on the Basic Index as follows:

Should it transpire, on the date of making of any payment on account of the Principal and/or interest, that the Payment Index for such date had risen compared to the Basic Index, then the Company shall increase the Principal and/or interest payment, made thereby proportionately to the rate of change of the payment index versus the Basic Index, provided, however, that should it transpire that the Payment Index is identical to or lower than the Basic Index, then the Payment Index shall be the Basic Index.

This linking method may not be modified.

5.	Principal and Interest Payments on the Bonds

5.1
The payments of the interest shall be paid to the Bondholders on the dates and in accordance with the terms and conditions that are specified in Section 3 above, to Bondholders whose names shall be registered as holders in the Company’s Register of Bondholders at the close of May 19 and November 18 of each year prior to the date of making of each payment, except for the last payment of the interest and the last payment of the Principal, which shall be made against delivery of  Bond Certificates to the Company, either at its registered office or at any other place notified by the Company, no later than five (5) Business Days prior to the date scheduled for the last payment.

5.2
If the scheduled date for the making of any payment of Principal or interest occurs on a day that is not a baking Business Day, then the date shall be postponed to the next banking Business Day immediately thereafter without any additional interest. A banking Business Day is a day on which the banks in Israel are open for the transaction of business.

5.3	The payment of Principal and interest shall be made subject to the linkage terms stated in Section 4 above.

5.4
Any payment under the Bonds to entitled persons shall be made by checks or wire transfer to the bank account of the persons whose names shall be registered in the Register of Bondholders and which shall be stated among the details to be provided to the Company in advance and in writing, in accordance with the provisions of Section 5.5 below. If the Company shall, for any reason beyond its control, be unable to pay any amount to the persons entitled thereto, the provisions of Section 6 below shall apply.

5.5
A holder of a Bond who shall be interested in informing the Company of the details of the bank account for his crediting with payments pursuant to the Bonds as aforesaid, or modifying the details of the said account or his instructions with regard to the manner of payment, may do so by a notice in a registered letter to the Company. However, the Company shall only fulfill the instruction if the Company received it at least ten (10) days prior to the effective date for the making of any payment pursuant to the Bonds.

In the event that the notice is tardily received by the Company, the Company shall only act in accordance therewith with respect to payments, the effective date for the making of which shall occur after the payment date close to the date of receipt of the notice.

[Free Translation from Hebrew]
5.6
In the event that the entitled person as aforesaid shall not have given the Company in advance and in writing details of his bank account, to the credit of which payments pursuant to the Bonds should be made, any such payment shall be effected by way of a check to be sent by registered mail to his last address as recorded in the Register of Bondholders. Dispatch of a check to an entitled person by registered mail as aforesaid shall be deemed, for all intents and purposes, as payment of the amount stated thereon on the date of mailing thereof, provided that it is cleared upon proper presentation thereof for collection.

5.7
Any payment on account of Principal and/or interest, which shall be paid in a delay exceeding seven (7) Business Days from the date scheduled for the payment thereof pursuant to the Bond Certificate as aforesaid, for reasons that depend on the Company, shall bear arrears interest as defined below as from the date scheduled for the payment thereof until its actual payment date. For this purpose, the arrears interest shall be the maximal interest rate that shall be customary at that time at Bank Hapoalim Ltd. for debit balances in Israeli currency current accounts or checking accounts in which no credit facility is in force, whichever is higher.

5.8
The transaction permit signed by Bank Hapoalim Ltd. shall apply, mutatis mutandis, to all of the interest matters directly and/or indirectly in connection with and/or in relation to the Series A Bonds.

6.	Abstention from Payment for a Reason Beyond the Company's Control

Any sum that is due to the Holder of the Series A Bonds and was not paid in practice for a reason that is beyond the Company's control, while the Company was ready to pay this sum, shall cease to bear interest and linkage differentials from the date that was determined for its payment, whereas the Holder of the Series A Bond shall only be entitled to the sums he would have been entitled to on the date that was determined for the payment of the said payment on account of the Principal, the interest and the linkage differentials.

The Company shall deposit in the hands of the Trustee, within 15 days from the date which was determined for payment of the said payment, the sum of the payment that was not paid for a reason beyond the Company's control, and a deposit as aforesaid shall be deemed as a removal of the said payment, and in the event of a removal of all that is due with respect to the Series A Bond, it shall be deemed as the payment of the Series A Bond as well.

The Trustee shall invest any sum as aforesaid, in the framework of trust accounts in its name and to its order in favor of the said Bondholders, in such investments as it is allowed to make in accordance with the Indenture and the laws of the State of Israel, all as the Trustee shall deem fit and subject to the provisions of the law. Having done so, the Trustee shall not be liable to the entitled persons, due to such amounts, other than for the consideration received from the realization of investments, after deduction of the expenses associated therewith. The Trustee shall hold the aforementioned sums and invest them in the aforesaid manner until a year has passed from the Bonds’ Final Redemption Date. After the said date, the Trustee shall return the sums accrued in its hands, including profits deriving from the investment thereof, to the Company which shall hold such sums in escrow for the Bondholders.

7.	The Register of the Holders of the Series A Bonds

[Free Translation from Hebrew]

The Company shall hold and maintain a Register of Bondholders for each series, in which shall be recorded the names and addresses of the Bondholders, numbers, and the par value of the Bonds registered in their names. In addition, any transfer of title to the Bonds shall be recorded in the Register. The Trustee and any Bondholder shall be entitled, at any reasonable time, to review the aforesaid Register. The Company is entitled to close the Register from time to time for a period or periods that shall not exceed a total of thirty (30) days a year.

The Company shall not be obligated to record in the Register any notice with respect to an explicit, implied or assumed Trust, or with respect to any pledge or encumber of any kind whatsoever or any right in equity, claim or offset or any other right, with respect to the Bonds. The Company shall only acknowledge the title of the person in whose name the Bonds were registered, provided that the legal successors, administrators or executors of the registered holder and any person who shall be entitled to the Bonds due to the bankruptcy of any registered holder (and if it is a corporation – due to its dissolution) shall be entitled to be registered as their holder, after providing proof that is satisfactory in the Company's opinion to prove his right to be registered as the Bonds' holder.

8.	Split of Series A Bond Certificates and the Transfer thereof

[a]
Each Bonds Certificate may be split into a number of Series A Bonds Certificates in which the total par value of the Bonds is equal to the par value sum of the Series A Bonds that were included in the Certificate for which the split is being requested. A split of a Certificate as aforesaid shall be carried out by a split application signed by the registered holder of the same Series A Bonds for which the split is being requested, against handing over the Certificate for which the split is being requested to the Company. The split shall be carried out within thirty (30) days from the end of the month in which the Certificate was handed over together with the split application at the Company's office. The new Series A Bonds Certificates that shall be issued following the split shall each have par value sums in whole New Israeli Shekels. Any and all expenses entailed by the split, including levies, if any, shall be borne by the split applicant.

[b]
The Bonds may be transferred with respect to any par value sum, provided it is in whole New Shekels. Any transfer of the Bonds that is not carried out through the TASE trade, shall be carried out by a transfer deed prepared in the customary language for share transfers, properly signed by the registered holder or his legal representatives, as well as by the transferee or his legal representatives, which shall be delivered to the Company attached with Bonds Certificates that are transferred according to the transfer deed, and any other proof that is required by the Company for proving the transferor's right to transfer the Bonds. In the event that any mandatory payment applies to the transfer deed of the Bonds, the transfer applicant shall deliver proof with respect to its payment to the Company, which proof shall be to the Company's satisfaction.

It is hereby clarified that any and all expenses associated with the transfer, including levies, if any, shall apply solely to the transfer applicant.
(1)
In the event of transfer of only part of the par principal amount of the Bonds in such Certificate, the Certificate shall first be split according to the provisions of Section [A] above into several Bond Certificates as called for thereby, such that the sum total of all principal amounts stated therein be equal to the par principal amount of such Bond Certificate.

(2)	After all the aforesaid terms are fulfilled, the transfer shall be recorded in the Register.
(3)	All the expenses and the fees that are entailed by the transfer shall apply to the transfer applicant.
9.	Receipts as Proof

Without derogating from any other term of the Bonds' terms, a signed receipt by any Holder of a Series A Bond shall constitute as proof of the full removal of any payment that was made by the Company due to that Series A Bond.

[Free Translation from Hebrew]
10.	Replacement of Series A Bond Certificates

In the event that this Series A Bond Certificate shall become worn out, lost or destroyed, the Company shall be entitled to issue a new Series A Bond Certificate in its stead under the same terms. Taxes and other levies as well as other expenses that are entailed in issuing the new Certificate, shall apply to the person requesting the aforesaid Certificate (including expenses in connection with proving his title to the bond and in connection with indemnification and/or insurance coverage that the Company shall request, if it shall so request in connection therewith). In the event of wear and tear, the worn out certificate shall be returned to the Company prior to the new certificate being issued.

11.	Taxation

For details about taxation of the Holders of the Series A Bonds, the Bondholder is referred to the Third Addendum to the Indenture.

[Free Translation from Hebrew]
Xfone, Inc.
Second Addendum
Meetings of the Holders of the Series A Bonds
[a]
The Bonds Trustee or the Company is entitled to convene the Bondholders to a Bondholders meeting. In the event that the Company convenes such a meeting, it must immediately send a written notice to the Trustee with respect to the place, day and time in which the meeting will take place as well as with respect to the matters that will be discussed in the meeting. Meetings shall take place in Israel. If no notice with respect to another place for convening the meeting has been given, the meeting shall take place at the offices of the subsidiary Xfone 018 Ltd. or at another place agreed upon between the Trustee and the Company.

[b]
The Company shall be obligated to convene a meeting as aforesaid according to a written request by the Trustee or by the holders of at least ten percent (10%) of the par value of the unpaid balance of the Bonds’ principal who addressed the Trustee with a reasoned written request for convening a meeting by the Trustee, a reasonable time before the date they request for convening the meeting, and they have been refused by the Trustee, or their request has been ignored in a way that constitutes a breach of the Trustee's undertakings according to this Indenture and according to the law. In the event that the persons seeking to convene the meeting are Holders of Series A Bonds, the Company and/or the Trustee, as the case may be, shall be entitled to require of such persons, including as a precondition, indemnification for the reasonable expenses that are involved in the matter. It is clarified that the Company's right to indemnification from the requesting persons is conditioned on that the par value balance of the Series A Bonds in circulation, represented by the requesting persons, is lower than 50%.

[c]
With respect to each Bondholders meeting, the Bondholders and the Trustee shall be given an advance notice of at least fourteen (14) days, which shall describe the place, date and the time of the meeting, as well as a general indication of the issues that shall be discussed in the meeting. In the event of convening the meeting by the Trustee, a notice as aforesaid shall be given to the Company as well.

[d]
In the event that the objective of the meeting is for the purpose of adopting a special resolution, the advance notice shall be of at least 21 days and shall also include a summary of the proposed resolution.

[e]	The Trustee shall be allowed to shorten the advance notices periods if it believes that a postponement in convening the meeting constitutes an infringement to the Bondholders' rights.
[f]
Any notice on behalf of the Company or the Trustee to the Bondholders, may be given by an announcement published in two (2) Israeli widespread Hebrew daily newspapers, or by sending the notice to each Bondholder via registered mail according to his last known address registered in the Register, and any notice that is published or sent as aforesaid shall be deemed as delivered on the day it is published in the newspaper or three (3) business days after it was delivered by mail, as the case may be.

[g]	In addition, after the listing of the Series A Bonds, in the event of convening of a meeting by the Company or the Trustee, the Company shall publish an immediate report.
[h]
Prior to listing the Series A Bonds – any resolution lawfully adopted in a meeting convened as aforesaid, shall not be disqualified, in the event that the meeting was mistakenly not informed of to holders of less than ten percent (10%) of the par value of the unpaid balance of the Bonds Principal. In the event that the Series A Bonds are listed – any resolution lawfully adopted in a meeting convened as aforesaid shall not be disqualified, in the event that the meeting was mistakenly not informed of to any of the Series A Bondholders.

[i]
The chairman of the meeting shall be a person appointed by the Trustee. In the event that the Trustee shall not have appointed a chairman as aforesaid or that the person appointed by the Trustee is absent from the meeting, the present Bondholders (or their proxies) shall select a chairman from their number. The Bondholders meeting shall commence once it is proven that the required legal quorum for beginning the discussion is present.

[j]
Subject to the legal quorum required for terminating a Trustee according to the law, in the Bondholders meetings, to the exclusion of what is described in Section N below, the legal quorum shall constitute of at least two (2) Bondholders who are present in person or by a proxy, who jointly hold or represent at least ten percent (10%) of the par value of the unpaid balance of the Bonds Principal at that time.

[Free Translation from Hebrew]
[k]
In the event that within half an hour from the time that was set for the beginning of the meeting there is no such legal quorum, the meeting shall be postponed to the same day in the following week, at the same place and at the same time (without the need of an additional notice), and in the event that that day is not a business day – the next business day after that day (without the need of an additional notice), or to a different day, place and time, as the person convening the meeting shall determine, under condition that the person convening the meeting has informed at least seven (7) days in advance with respect to the holding of an adjourned meeting as aforesaid, in the same manner in which the notice with respect to the original meeting was given, and shall mention that if there is no legal quorum at the adjourned meeting as aforesaid, the legal quorum shall be two (2) Bondholders that present in person or by their proxies, without consideration of the par value of the Bonds they hold. A notice as aforesaid may also be given in the notice convening the meeting that was adjourned.

[l]
In the event that there is no legal quorum in the postponed meeting as aforesaid, two Bondholders that are present in person or by their proxies, who hold any quantity of Bonds, shall be the legal quorum.

[m]
According to the agreement of the holders of the majority of the par value of the unpaid Bonds Principal balance that are present at the meeting in person or by their proxies, and there is a legal quorum present at the meeting, the chairman is entitled to, and according to the demand of the meeting he must, postpone the meeting from time to time and from place to place, as the meeting decides. In the event that the meeting has been postponed for ten (10) days or more, notice with respect to the adjourned meeting shall be given in the same manner in which a notice is given with respect to the first meeting (including an immediate report). Apart from the aforesaid, the Bondholders shall not be entitled to receive any notice with respect to an adjourned meeting and/or with respect to the matters that will be discussed in the adjourned meeting. No matters shall be discussed in the adjourned meeting other than matters that could have been discussed in the meeting in which the adjournment was decided upon.

[n]
At a meeting convened for the adoption of any one of the resolutions specified below ("Special Resolution"), legal quorum shall be formed upon the presence at the meeting of the holders of at least fifty percent (50%) of the par value of the unpaid balance of the Bond Principal or, at an adjourned meeting, upon the presence of the holders, in person or by proxy, of at least ten percent (10%) of the aforesaid balance:

[1]	A change of the Indenture;
[2]
Any material amendment, change or arrangement of the Bondholders' rights, whether these rights derive from the Bonds, the Indenture or otherwise, or any material settlement or waiver with respect to these rights;

[3]	Setting up the Bonds for immediate payment;
[o]
It is hereby clarified that in the legal quorum for the purpose of holding the general meeting for adopting a Special Resolution and in the number of voters for a Special Resolution as aforesaid, there will be no taking into consideration of the votes of Bondholders that are holders of control in the Company, or corporations that are controlled by the holders of control in the Company, as these terms are defined in the Securities Law, to the exclusion of whoever of the aforementioned that is an investor who is considered one of the investors listed in the First Addendum to the Securities Law (for the matter of Section 15A(b)(1) of the Securities Law), due to Bonds that he is not holding for himself, and that his vote due to these Bonds shall be taken into consideration.

[p]
The voting method in the meetings of the Holders of Series A Bonds of the Company, if and as long as no detailed guidelines and/or arrangements are issued in the TASE clearinghouse's by-laws with respect to voting in the meetings of companies that were incorporated outside of Israel and are issued on TASE, shall be as detailed below:

The following procedure shall apply in any case of convening a general meeting of the Holders of Series A Bonds with respect to Non-registered Holders:

[Free Translation from Hebrew]

Holders of the Series A Bonds for whom a Series A Bond is registered with a TASE member, which Series A Bond is included in the Series A Bonds that are registered in the name of the transfer agent who shall seek to vote at a general meeting, shall approach the TASE member with which their right to a Series A Bond is registered as aforesaid and request that the TASE member act, through the TASE clearinghouse, to receive a power of attorney from the transfer agent in their name or in the name of an authorized representative on their behalf.

A Holder of a Series A Bond for whom a Series A Bond is registered with a TASE member may participate and vote at a meeting only if he presents a power of attorney as aforesaid, and he may not prove his title and participate in a vote by way of presenting proof of title (as this term is defined in the Companies Law) from the TASE member with respect to his holdings of Series A Bonds.

The transfer agent shall approach the TASE clearinghouse and request that the clearinghouse approve that the power of attorney requests that were transferred to the clearinghouse as aforesaid, according to a list of the desired quantity with each clearinghouse member, were indeed held, by the clearinghouse members as detailed in the list. Once the approval of the clearinghouse is received as aforesaid, the transfer agent shall present to the Holders of the Series A Bonds powers of attorney according to the power of attorney requests, in which the transfer agent shall authorize each of the Non-registered Holders of the Series A Bonds to vote in the general meeting according to his discretion due to the sum of the par value of a holder as aforesaid, as well as note that each of the Bondholders is entitled to deliver to the Company by the date of the meeting a power of attorney on his behalf in which he authorizes another person to vote in his name.

If and insofar that guidelines and/or detailed arrangement shall be issued in the clearinghouse by-laws with respect to voting in meetings of companies that were incorporated outside of Israel and are issued on the Tel Aviv Stock Exchange Ltd., the provisions and/or arrangements as aforesaid shall apply subject to their adjustment to the laws of the State of Nevada, and under condition that the Trustee is convinced that the changes and adjustments according to this paragraph in this Section P do not harm the Bondholders' rights.

[q]
The Bondholders are entitled to participate and vote at each general meeting through proxies. At each Bondholder's vote, the vote shall be conducted according to a count of votes, such that each Bondholder or his proxy shall be entitled to one vote for each par value NIS 1 of the total unpaid par Principal of the Bonds by virtue of which he is entitled to vote. In the event of joint holders, the only vote accepted shall be that of the person requesting to vote that is registered first in the Register, whether in person or through a proxy.

[r]	A Bondholder or his proxy may vote part of his votes for a certain proposed resolution, and another part against, and due to another part to abstain, all as he deems fit.
[s]	The Trustee that participates in the meeting according to the Company's invitation, shall participate with no voting rights.
[t]
The required majority for adopting an ordinary resolution of the general meeting is an ordinary majority of the number of votes that are represented in the meeting and are voting for or against. The required majority for adopting a special resolution in a meeting as aforesaid in Section [N] above is a majority of no less than 75% of the number of votes that are represented in a vote as aforesaid.

[u]	A resolution to change the Indenture shall be adopted by a special resolution and subject to the provisions of the Securities Law.
[v]	The declaration of the chairman with respect to the adoption or rejection of a resolution, and the record on this matter in the minutes of the meeting, shall serve as conclusive evidence of such fact.

[Free Translation from Hebrew]
[w]
A letter of appointment that appoints a proxy shall be in writing and shall be signed by the principal or by his attorney who is duly authorized in writing to do so. In the event that the principal is a corporation, the appointment shall be carried out by a written authorization duly signed by the corporation, accompanied by an attorney’s certification of the validity of the signature. A proxy does not have to be a Bondholder himself. A letter of appointment and the power of attorney or the other certificate according to which the letter of appointment was signed, shall be deposited in the Company's office no less than forty eight (48) hours before the date of the meeting with respect to which the power of attorney has been given, unless it is determined otherwise in the notice that convenes the meeting. A vote cast in accordance with the conditions of the document appointing a proxy shall be valid notwithstanding the prior passing or declaration of incapacity of the principal or termination of the letter of appointment or transfer of the Bond voted, unless written notice of such passing, incapacity decision, termination or transfer, as the case may be, shall have been received at the Company's registered office prior to the date of the meeting. Any corporation that is a Bondholder is entitled, according to a written authorization lawfully signed, to authorize a person it deems fit to act as its representative in each Bondholders meeting, and the authorized person shall be entitled to act on behalf of the corporation he represents.

[x]
The chairman of the meeting shall arrange for the taking of minutes of any and all deliberations and resolutions at every Bondholders’ general meeting, and for the keeping thereof in the book of minutes of the Bondholders’ meetings. Any minutes that is signed by the chairman of the meeting in which the resolutions were adopted and the deliberations were conducted, or signed by the chairman of the meeting that took place immediately after, shall serve as proof of the matters that are recorded in it, and as long as it is not proved otherwise, indeed every decision recorded in the minutes of such a meeting shall be deemed as lawfully adopted.

[y]
A person or people that shall be appointed by the Trustee, the Company secretary and any other person or people that are authorized to do so by the Company, shall be entitled to be present at the Bondholders meetings.

[z]
The Trustee shall examine the need to convene class meetings in events in which there are different interests among the Bondholders, according to the circumstances. The Company and the Trustee shall act to convene class meetings of the Bondholders according to the provisions of any law, the case law, the provisions of the Securities Law and the regulations and guidelines that are issued by its virtue.

[aa]
The Company represents that the method of voting through a letter of appointment and/or a power of attorney as aforementioned, does not contradict the provisions of the law that apply in the USA with respect to voting in meetings.

[Free Translation from Hebrew]

Xfone, Inc.
Third Addendum
Taxation of the Securities Offered in the Private Placement
1.	Taxation in Israel

On July 25, 2005, the Knesset adopted a law for the amendment of the Income Tax Ordinance (No. 147), 5765-2005 (the "Amendment"). The Amendment was published in the Official Gazette on August 10, 2005, and took effect on January 1, 2006. The amendment significantly changes the provisions of the Income Tax Ordinance [New Version], 5721-1961 (the: "Ordinance") with regard to taxation of securities that are traded at TASE. On the date of execution of this Indenture, all the regulations that are expected to be published following the Amendment, have not yet been published. In addition, on the date of executing this Indenture there exists no accepted practice with regard to some of the provisions of the Amendment, and there is also no case law that interprets all the new tax provisions in the Amendment.

As accepted at the time of making decisions with respect to investment of monies, the tax implications related to the investment in the offered bonds must be considered. The provisions that are included below with respect to taxation of the Series A Bonds do not purport to constitute an authorized interpretation of the provisions of the law, and do not replace professional advice, according to the special characteristics and unique circumstances of each investor.

The tax arrangements in Israel described in the summary below shall apply to the offered securities, including income from interest:
1.1	Capital Gain from the Sale of the Offered Securities

According to Section 91 of the Ordinance, real capital gains from the sale of securities by an individual, a resident of Israel, are taxed according to the individual's marginal tax rate in accordance with Section 121of the Ordinance, but no more than 20%, and the capital gains shall be deemed as the highest bracket in his taxable income scale. Other than with respect to the sale of securities by an individual who is a "material shareholder" in the Company – that is, the holder, directly or indirectly, by himself or jointly with another[2], of at least 10% of one or more of the means of control[1] in the Company – at the time of the sale of the securities, or at any other time in the 12 months prior to the sale as aforesaid, which the tax rate regarding real capital gains in his possession, will be no more than 25%. In addition, with respect to an individual who claimed real interest and linkage differentials expenses due to the securities, the real capital gains from the sale of the securities shall be charged tax at a rate of 25%, until determination of directives and conditions for the deduction of real interest expenses according to Section 101A(a)(9) of the Ordinance. The reduced tax rate as aforesaid shall not apply with respect to an individual that the income in his possession from the sale of the securities is deemed as income from a "business" according to the provisions of Section 2(1) of the Ordinance. With respect to an individual as aforesaid, the profit from the sale of securities will be liable for tax at the marginal tax rate that applies to him pursuant to the tax rates set forth in Section 121 of the Ordinance (up to 47% in 2008).

A body of persons shall owe tax on real capital gains from the sale of unlisted securities at a rate of 25%. In the event of listing the securities in the Bonds stock exchange, the body of persons shall owe tax on real capital gains from the sale of Bonds at companies' tax rate, which shall be gradually reduced until a rate of 25% in the 2010 tax year and onward (27% in the 2008 tax year and 26% in the 2009 tax year). However, a body of persons to which the provisions of Section 6 of the Income Tax Law (Adjustments due to Inflation), 5745-1985, or Section 130A of the Ordinance did not apply, prior to  the publishing date of the Amendment, shall be charged tax in any event at a rate of 25% due to real capital gains as aforesaid.

_____________________________
2 As this term is defined in Section 88 of the Ordinance.

[Free Translation from Hebrew]

An exempt mutual fund as well as provident funds and bodies that are exempt from tax according to Section 9(2) of the Ordinance, are exempt from tax due to capital gains from the sale of securities as aforesaid. A liable mutual fund's income from the sale of securities, shall be subject to the tax rate applicable to the income of an individual for whom the income does not constitute income from a "business".

Losses in the tax year originating from the sale of the securities offered in the tax year, shall be offset against capital gains and land betterment, including gains from the sale of a security, traded or not, Israeli or foreign, and in addition, against interest and dividends that shall have been paid due to such security or due to other securities (provided that the tax rate that applies to interest or dividends as aforesaid does not exceed 25%), in that tax year. Setoff of the losses shall be carried out in a manner of offsetting capital losses against capital gains or income from interest or from dividends as aforesaid.

In the sale of the offered Bonds, withholding tax of 30% will be deducted from the consideration in accordance with the Income Tax Regulations (Deduction from Payments for Services or Assets), 5737-1977, provided that the recipient shall have produced a certificate indicating another withholding tax rate, or is not included in the list of exempt bodies that is included in the schedule to these Regulations.

Upon the Bonds listing on TASE, withholding tax shall be deducted from the real capital gains in accordance with the Income Tax Regulations (Deduction from Consideration, Payment or Capital Gains in a Sale of a Security, in the Sale of a Mutual Fund Unit or in a Future Transaction), 5763-2002. According to these Regulations, a taxpayer who pays consideration to a seller in the sale of the securities, shall deduct tax at a rate of 20% from the real capital gains, when the seller is an individual, and at a rate of 25% from the real capital gains, when the seller is a body of persons. That, subject certificates of exemption from withholding tax and subject to setoff of losses which the person deducting withholding tax is authorized to perform. In addition, withholding tax will not be deducted for provident funds, mutual funds and additional bodies that are exempt from deduction of withholding tax according to the law. It shall be noted that in the event that at the time of the sale the full withholding tax shall not have been deducted from the real capital gains, the provisions of Section 91(d) of the Ordinance and the instructions thereunder with respect to reports and payment of an advance due to a sale as aforesaid, shall apply.

As a rule, taxes that were paid in the United States due to a sale of the securities shall be allowed to be credited against tax that is paid in Israel in accordance with the provisions of the Ordinance and the Treaty (as it is defined in Section 2 below).

See Section 2 below with respect to federal taxing in the United States and the provisions of the Treaty with respect to the sale of the offered securities.

1.2	The Tax Rate that shall Apply to Interest Income from Bonds

In accordance with Section 125C(b) of the Ordinance, an individual shall be liable for tax at a rate no higher than 20% on interest or discount fees originating from Bonds that are fully linked to the Index, and such income shall be deemed as the highest bracket in his taxable income scale. The aforesaid tax rate shall not apply at the existence, inter alia, of one of the following conditions:

(1) The interest is an income from a "business" according to Section 2(1) of the Ordinance or it is registered in the individual's books or it is subject to registration as aforesaid; (2) the individual claimed a deduction of interest and linkage differentials expenses due to the security; (3) the individual is a material shareholder in the company that is paying the interest. In cases such as the aforesaid, the individual shall be liable for tax on interest or discount fees at the individual's marginal tax rate in accordance with Section 121 of the Ordinance.

The tax rate which applies to income from interest or discount fees of a body of persons that is an Israeli resident, which is not a body of persons that the provisions of Section 9(2) of the Ordinance apply in determination of its income, other than with respect to Section 3(h) of the Ordinance regarding interest that has accrued, is the companies' tax rate, that shall be gradually reduced until a rate of 25% in the 2010 tax year onward (29% in the 2007 tax year, 27% in the 2008 tax year and 26% in the 2009 tax year).

[Free Translation from Hebrew]

An exempt mutual fund, as well as provident funds and bodies that are exempt from tax according to Section 9(2) of the Ordinance, are exempt from tax due to income from interest or discount fees as aforesaid, subject to the provisions of Section 3(h) of the Ordinance with respect to interest or discount fees which shall have been accrued in the period of the holding of another. A liable mutual fund's income from interest or discount fees, shall be subject to the tax rate applicable to the income of an individual for whom the income does not constitute income from a "business".

In the redemption of a bond, the linkage differentials shall be deemed as part of the consideration, and the provisions of the Ordinance with respect to the calculation of the capital gains shall apply, as described above.

In accordance with the Income Tax Regulations (Deduction from Interest, Dividends and Specific Profits), 5766-2005, the rate of withholding tax to be deducted from interest (as defined in the aforementioned Regulations) that is paid on bonds, fully linked to the Consumer Price Index, is 20% with respect to an individual (a foreign resident as well) who is not a material shareholder of the company paying the interest, in accordance with the maximum marginal tax rate according to Section 121 of the Ordinance with respect to an individual who is a material shareholder of the company paying the interest, and according to the companies' tax with respect to a body of persons.

The Company shall deduct withholding tax from the interest payments to be paid thereby to the Bondholders, such withholding tax which it is obligated to deduct, other than with respect to bodies that are exempt from withholding tax as aforesaid in accordance with the law in Israel.

The Company has opened a deductions file in Israel for the purposes of deduction and reporting to the Tax Authorities in Israel with respect to payments of interest, dividend, redemption or any other payment which is liable for tax deduction in respect of the bonds offered pursuant to the Indenture.

The Company shall act in accordance with the provisions of the Treaty between the U.S. government and the Israeli government with respect to taxes on income which was executed on November 20, 1975, as amended in the protocols of May 30, 1980 and January 26, 1993 (the “Treaty”).

In the event of a change to the double taxation agreement, the Company shall give notice thereof in an immediate report prior to or in proximity to performance of payment to the bondholders.

In the absence of a double taxation agreement, and if withholding tax is applicable to foreign residents according to the foreign law, the Company shall act according to the “residency certificates” mechanism.

1.3	Expansion of the Bond’s series in the Future

In the case that the Company will issue additional bonds of the series in the future, in the context of an expansion of a series, at a different discount rate than the discount rate for such series (including no discount), the Company will approach the Tax authority, prior to the expansion of the series (that is, until the date of the actual allotment of the additional bonds), in order to receive the approval thereof that pertaining to the deduction of withholding tax from the discount fees with respect to the bonds, a uniform rate of deduction will be determined for the bonds of the relevant series, according to a formula which weights the different discount rates in such series, if any (the “Weighted Discount Rate”). In the case of receipt of an approval as aforesaid, the Company will calculate, prior to expansion of the series, the Weighted Discount Rate due to all of the bonds of the series, in accordance with such approval, and prior to the expansion of the series the Company will submit an immediate report in which it will announce the Weighted Discount Rate for the whole series, and will deduct tax on the dates of the redemption of the bonds of the series, according to the Weighted Discount Rate, as aforesaid, and in accordance with the provisions of the law. In such case, all the remaining provisions of the law pertaining to the taxation of discount fees will apply. If such approval will not be received from the Tax Authority, the Company will deduct withholding tax from the discount fees with respect to the whole series of the bonds in accordance with the higher discount rate that shall have been created due to such series.

[Free Translation from Hebrew]

In any case of expansion of the bonds’ series, for any reason whatsoever, if the discount rate which will be determined in the context of issuance of bonds from the series will be higher than the discount rate of the series immediately prior to the expansion of the series (including no discount), cases are possible in which the Company will deduct withholding tax due to discount fees at a rate that is higher than the discount fees which shall have been determined for anyone who held the bonds of the series prior to the expansion of the series (the “Excess Discount Fees”), whether or not an approval shall have been received from the Tax Authority for the determination of a uniform discount rate for the series. A taxpayer who held the bonds of the series prior to the expansion of the series, and until payment of the bonds held by him, will be entitled to file a tax report with the Tax Authority, and receive a tax refund at the level of the tax that shall have been deducted from the Excess Discount Fees, insofar as he is entitled to a refund as aforesaid according to law.

2.	Federal Taxation in the United States

This Section summarizes various tax implications of the Federal estate tax and income tax in the United States on the purchase, holding and sale of the Series A Bonds (the "Offered Securities"). This Section is only relevant to an "Israeli Holder" (as defined below), who holds the Offered Securities as a capital asset for U.S. tax purposes. This Section does not constitute an exhaustive description of all the possible tax implications.

This Section is based on the U.S. Federal Income Tax Law of 1986, as amended (the "Compilation"), the legislative history of the Compilation, existing or proposed directives thereof, the Treaty, resolutions of the United States tax authorities and courts as were published, all as they are valid as of the date of execution of this Indenture. These laws are subject to changes which may apply retroactively.

For the purposes of this Section, an "Israeli Holder" is any holder (including an Israeli corporation and an individual Israeli resident for tax purposes in Israel) who is an Israeli resident for purposes of the Treaty, is entitled to benefits by virtue of the Treaty, is the beneficiary of the Offered Securities, provided he is not one of the following: (a) a citizen or resident of the United States; (b) a former citizen or resident of the United States who is subject to the special rules in accordance with Section 877 of the Compilation; (c) A corporation that was incorporated according to the laws of the United States or one of the states of the United States; (d) a trust that is subject to the supervision of the United States courts and all its material resolutions are controlled by one or more Americans or it has elected to be American according to the treasury regulations in the United States; or (e) an estate whose income is subject to United States Income Tax without consideration of the source of the income.

This Section does not address all the tax implications which may be relevant to Israeli Holders in light of their unique circumstances or because they are subject to special laws, including, inter alia, banks, insurance companies, individuals who received the Offered Securities through the exercise of employee options or as compensation, and Israeli corporations which hold (directly or indirectly) at least 10% of the Company's voting power. In addition, this part does not discuss local or state tax aspects and non-U.S. tax implications.

Israeli Holders who are considering to purchase the Offered Securities are advised to consult with their tax advisors with respect to the applicability of the United States tax laws and Federal estate tax with respect to their specific circumstances and with respect to the implications of the state and local tax laws, foreign (non-U.S.) tax laws and the applicability of the Treaty.

[Free Translation from Hebrew]
2.1	Interest that is Paid due to the Bonds

Interest that is paid to an Israeli Holder due to the Bonds shall not be subject to Federal withholding tax in the U.S., where an "exemption for interest from passive income" applies, that is:

[a]	The Israeli Holder does not, directly or indirectly, actually or potentially, hold 10% or more of the total voting rights in all classes of shares;
[b]	The Israeli Holder is not:
[1]	A foreign controlled company associated with the Company by way of share holding; or
[2]	A bank which has received the Bonds by way of granting credit in continuation to a loan agreement executed as part of its regular course of business; and
[c]
The beneficiary of the Bonds delivers his name and address and confirms, subject to the penalties for perjury prescribed by law, that he is not a U.S. resident, in accordance with the documentation requirements as shall be described below ("Documentation Requirements For The Purpose Of Reduced Tax Deduction Or An Exemption From Tax Deduction").

[d]
A securities clearing organization, bank or other financial institution which holds securities of customers in the ordinary course of its business and which holds the bonds in this framework, confirms to the payer or the payer’s representative, subject to the penalties for perjury prescribed by law, that such declaration was received from the equitable right holder thereby or by a financial institution between it and the equitable rights holder, and presents to the payer or the payer’s representative a copy of such declaration.

Interest paid to an Israeli Holder, to whom the exemption for interest from passive income does not apply and who has no business or trade that are effectively associated with the United States, shall be liable for U.S. Federal withholding tax at the rate of 30%. If the Israeli Holder is entitled to enjoy the Treaty’s benefits and meets the documentation requirements that shall be described below, then the withholding tax rate shall be 17.5% (or 10% in the case of certain Israeli financial institutions).

Special provisions shall apply in the case that the interest shall be deemed as associated with a business or trade of the Israeli Holder in the United States. See discussion below with respect to "income that is effectively associated with the United States".

2.2	Interest, Dividends and Capital Gains that are Associated with a Business or Trade in the United States

If interest that was paid due to the Bonds, dividends that were paid due to the holding of ordinary shares of the Company or a profit from the sale of the Offered Securities, are associated with a business or a trade of the Israeli Holder in the Unites States, and such interest, dividends and profit are attributed to a Permanent Establishment (as defined in the Treaty) of the Israeli Holder in the United States, such payments will be subject to U.S. Federal Income Tax at the ordinary rates that apply to United States residents, and in addition in the case of an Israeli Holder that is a corporation, it shall be subject to branch profit tax of 30% (or at the rate of 12.5% in accordance with the Treaty) that applies to income after tax (may be amended) that is effectively associated with the activity of the business or trade in the United States, and is not invested and remains in the Israeli Holder's business in the United States.

[Free Translation from Hebrew]

Interest and dividend payments that are associated with the Israeli Holder's business or trade in the United States are exempt from withholding tax, provided that the Israeli Holder has supplied a U.S. W-8ECI Income Tax form.

2.3	Documentation Requirements for the purpose of Reduced Tax Deduction or an Exemption from Tax Deduction

Even if the Israeli Holder is entitled to a reduced tax rate or an exemption from tax deduction, whether by virtue of the Treaty or in accordance with the internal United States law, as a rule 30% withholding tax shall apply to the interest or dividend payments, unless the Israeli Holder has presented to the Company or to the body through which he trades the shares (broker etc.) with respect to the payments:

[a]
A valid U.S. W-8BEN form (in the case of payment of income that is effectively associated with the United States, a W-8ECI form) or another accepted alternative form according to which the Israeli Holder confirms, subject to the penalties for perjury prescribed by law, law that he (or in the case of an Israeli Holder which is a partnership, an estate or a trust, these forms confirm that every partner in a partnership or the beneficiary of the estate or the trust) is not American, and confirms his entitlement to the reduced tax rate in accordance with the Treaty (or to the exemption) due to these payments; or

[b]
In the event that such payments were made outside of the United States to a foreign account (generally, an account held by the Israeli Holder in an office or in a bank branch or in another financial institution anywhere outside of the United States), the Israeli Holder may present either a W-8BEN form or other documented evidence which establishes the Israeli Holder's entitlement to a reduced tax rate according to the Treaty in accordance with the U.S. Treasury Regulations.

In the case that the ordinary shares are held through a financial institution, the Israeli Holder is to present the aforementioned documents (or another document accepted in accordance with the law in the United States) to the aforesaid financial institution so he can demand benefits in accordance with the Treaty, and the financial institution is to present suitable certificates with respect to the payments to the Company or to a body through which it trades shares.

The holders of the Series A Bonds who shall purchase Series A Bonds listed pursuant to this Prospectus will be required, as a condition to the purchase of the Series A Bonds, to fill out, at the TASE member through which they purchased the Series A Bonds, a W-8BEN IRS form.

For the avoidance of doubt, it is hereby clarified that a holder of Series A Bonds who shall not fill out a W-8BEN IRS form as aforesaid will be deemed as a U.S. holder for withholding tax purposes in the United States.

2.4	Capital Gains from the Sale and/or Other Transfer of the Offered Securities

As a rule, an Israeli Holder is not subject to Federal Income Tax in the United States due to profits from the sale and/or other transfer of the Offered Securities (including an ordinary shares component or a Warrants component or both), unless:

[a]
The aforesaid profit is associated with a business or trade of the Israeli Holder in the United States, provided that if the Israeli Holder is an Israeli Resident for purposes of the Treaty, the profit is associated with a Permanent Establishment (as defined in the Treaty) of the Israeli Holder in the United States (in which case special provisions shall apply, as specified below).

[Free Translation from Hebrew]
[b]
The Israeli Holder is an individual, who holds the Offered Securities as a capital asset, situated in the United States for 183 days or more in the tax year in which the sale took place and other certain additional conditions are fulfilled; or

[c]	The Company is or was a U.S. real estate holding company for Federal Income Tax purposes at any time during a period of five years ending on the sale date, unless certain exceptions apply.

The Company is not, was not in the past, and does not foresee that it shall become a U.S. real estate holding company in the future for the purposes of Federal Income Tax in the United States.

On the taxation of capital gains that are effectively associated with the United States, see "Interest, Dividends and Capital Gains that are Associated with a Business or Trade in the United States" above. On capital gains with respect to an individual who is situated in the United States 183 days or more in the tax year, such individual will, as a rule, be liable for 30% U.S. Federal Income Tax on his profits from a U.S. source which exceed his losses from a U.S. a source for that year.

2.5	Backup Withholding and Report Duties
2.5.1
Certain payments of interest, dividends and consideration due to the sale of securities are to be reported to the United States tax authorities. In the case that the recipient of the aforesaid payments (who does not benefit from a special exemption) does not confirm his identification number for tax purposes in the required form (for example, a W-8BEN tax form) or other conditions apply, the payment maker must perform backup withholding (today at a rate of 28%) of these payments. However, backup withholding does not apply to payments with respect to the bonds to an Israeli Holder if the relevant declarations described above shall have been duly delivered by the Israeli Holder, provided that the payer has no actual knowledge or reason to know that the Israeli Holder is a United States resident.

Payments of interest on the Bonds and dividends on ordinary shares that are paid to an Israeli Holder, as a rule are not subject to backup withholding, as well as payments of the consideration due to the sale of the Offered Securities that are paid to an Israeli Holder through a broker are not subject to report duties and to backup withholding, provided that the Israeli Holder confirms his foreign status for tax purposes (non-U.S.) (certain means for the proof of a foreign status are described in the Section "Documentation Requirements for the purpose of Reduced Tax Deduction or an Exemption from Tax Deduction" above). Once a year, the Company is required to report to the United States tax authorities on any and all interest or dividends that are paid to any non-U.S. holder and on the withholding tax deducted in respect thereof. According to the Treaty, copies of reports as aforesaid may be placed at the disposal of the Israeli tax authorities.

The Company undertakes to act in accordance with the TASE clearinghouse's by-laws as shall be amended from time to time, provided they shall not contradict any other law that applies to the Company.

The general description above constitutes no substitute for individual consultation by experts, in consideration of the unique circumstances of each investor. It is recommended to any one wishing to buy securities according to this Prospectus, to seek professional advice in order to clarify the tax consequences which will apply to him, in consideration of his unique circumstances.

[Free Translation from Hebrew]